EXHIBIT 10.17
4733 BETHESDA AVENUE
LEASE
FOR
OFFICE SPACE

Table of Contents
(continued)
Exhibit A – Premises Plan
Exhibit B – Declaration of Acceptance
Exhibit C – Work Agreement
Exhibit D – Rules and Regulations
Exhibit E – Parking

ii

4733 BETHESDA AVENUE
OFFICE LEASE
     THIS LEASE (the “Lease”) is made and entered into this 16th day of September, 1998, by and between TRIZECHAHN PLAZA WEST LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”) and R-TECH UENO (USA), INC., a Delaware corporation (“Tenant”).
     In consideration of the Rent hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:
1. DEFINITIONS
     Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this Section:
     A. Alterations: Any improvements, alterations, fixed decorations or modifications, structural or otherwise, to the Premises, the Building or the Land, as defined below, including but not limited to the installation or modification of carpeting, partitions, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures, wiring, hardware, locks, ceilings and window and wall coverings.
     B. Base Year: Calendar year 1998.
     C. Building: The building located at 4733 Bethesda Avenue in Bethesda, Maryland, in which the Premises are located. Except as expressly indicated otherwise, the term “Building” shall include all portions of said building, including but not limited to the Premises, the Common Areas and the garage.
     D. Common Areas: Those areas of the Building and/or Land, as the case may be, made available by Landlord for use by Tenant in common with the Landlord, other tenants of the Building and the employees, agents and invitees of Landlord and of such other tenants.
     E. Consumer Price Index (Regular and Base): [Intentionally omitted.]
     F. Default Rate: That rate of interest which is five (5) percentage points above the annual rate of interest which is publicly announced by NationsBank of D.C. or its successor entity, if applicable (“NationsBank”) from time to time as its “prime” rate of interest, irrespective of whether such rate is the lowest rate of interest charged by NationsBank to commercial borrowers. In the event that NationsBank ceases to announce such a prime rate of interest, Landlord, in Landlord’s reasonable discretion, shall designate the prime rate of interest by another bank located in the Washington, D.C. metropolitan area, which shall be the prime rate of interest used to calculate the default rate.
     G. Fiscal Year: Each consecutive twelve (12) month period during the Term of this Lease that commences on January 1 and concludes on December 31, inclusive.

     H. Ground Leases: All ground and other underlying leases from which Landlord’s title to the Land and/or the Building is or may in the future be derived. “Ground Lessors” shall denote those persons and entities holding such ground or underlying leases.
     I. Holidays: New Year’s Day, Presidents’ Day, Martin Luther King, Jr.’s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day, Christmas Day and any other holidays designated by an executive order of the President of the United States or by Act of Congress.
     J. Land: The real estate that supports the Building, and all associated easements.
     K. Tenant’s Work: All work to be performed by Landlord under the Work Agreement, including Additional Tenant Work (as defined in Exhibit C).
     L. Lease Commencement Date: The date this Lease commences, as determined pursuant to Subsection 2.A. below.
     M. Lease Year: That period of twelve (12) consecutive calendar months that commences on the first day of the calendar month in which the Lease Commencement Date occurs, and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as the “first Lease Year” and each of the following Lease Years shall similarly be numbered for identification purposes.
     N. Mortgages: All mortgages, deeds of trust and similar security instruments which may now or in the future encumber or otherwise affect the Building or the Land, including mortgages related to both construction and permanent financing. “Mortgages” shall denote those persons and entities holding such mortgages, deeds of trust and similar security instruments.
     O. Operating Expenses: All costs and expenses incurred by Landlord during any Fiscal Year, as defined in Subsection 1.G. above, in managing, operating and maintaining the Building and the Land, as determined by Landlord in accordance with an accounting system established and regularly applied by Landlord. Such costs and expenses shall include, but not be limited to, the cost of water, gas, sanitary sewer, storm sewer, electricity and other utilities, trash removal, telephone services, insurance, janitorial and char services and supplies, security services, labor costs (including social security taxes and contributions and fringe benefits), charges under maintenance and service contracts (including but not limited to chillers, boilers, elevators, window and security services), central heating and air conditioning, management fees, business taxes, license fees, public space and vault rentals and charges, costs, charges and other assessments made by or for any entity operating a business improvement district in which the Building is located, condominium fees, assessments, dues, expenses, and other charges which are paid by Landlord as a result of the Building, the Land or part or all of both being part of a condominium, and the cost of any equipment or services provided by Landlord in connection with the servicing, operation, maintenance, repair and protection of the Building and the Land and related exterior appurtenances (whether or not provided on the Lease Commencement Date). Operating Expenses shall include the cost of capital improvements made by Landlord to manage, operate or maintain the Building, together with any financing charges incurred in connection therewith, provided that such costs shall be amortized over the useful life of the improvements and only the portion attributable to the Fiscal Year shall be included in Operating Expenses for the Fiscal Year, except that no portion thereof which is attributable to any capital improvement which is completed at any time prior to the expiration of the Base Year shall be included in Operating Expenses for any Fiscal Year (including, but not limited to, the Base Year). Operating Expenses shall not include: (i) Real Estate Tax Expenses; (ii) payments of principal and interest on any Mortgages, (iii) leasing commissions, or (iv) costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant. In the event that, during any Fiscal Year or portion thereof during the Term, Landlord shall furnish any utility or service which is included in the definition of Operating Expenses to less than one hundred percent (100%) of the rentable area of the Building because (i) less than all of the rentable area of the Building is occupied, (ii) any such utility or service is not desired or required by any tenant, or (iii) any tenant is itself obtaining or providing any such utility or service, then the Operating Expenses for such fiscal Year shall be increased to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to one hundred percent (100%) of the rentable area of the Building for the entire Fiscal Year. For example, if the average occupancy rate of the Building during a Fiscal Year is eighty percent (80%), the janitorial contractor’s charges are $1.00 per occupied rentable square foot per year, and the Building contains one hundred thousand (100,000) rentable square feet of space, then it would be reasonable for Landlord to estimate that, if the Building had been one hundred percent (100%) occupied during the entire Fiscal Year, janitorial charges for such Fiscal Year would have been One Hundred Thousand Dollars ($100,000) and to compute the Operating Expenses for such Fiscal Year accordingly. In no event shall the provisions of this paragraph be used to enable Landlord to collect from the tenants of the Building more than one hundred percent (100%) of the costs and expenses incurred by Landlord in managing, operating and maintaining the Building and the Land.
     P. Premises: 3,073 square feet of rentable space on the third (3rd) floor of the Building known as suite 348, as shown on the floor plan attached hereto as Exhibit A.
     Q. Premises’ Standard Electrical Capacity: The electrical capacity sufficient to support Tenant’s balanced consumption of five (5) watts per square foot of rentable area.
     R. Real Estate Tax Expenses: All taxes and assessments, general or special, ordinary or extraordinary and foreseen or unforeseen, that are assessed, levied or imposed upon the Building and/or the Land, under any current or future taxation or assessment system or modification of or supplement or substitute for, such system, whether or not based on or measured by the receipts or revenues from the Building or the Land (including all taxes and assessments for public improvements or any other purpose and any gross receipts or similar taxes). Real Estate Tax Expenses also shall include all reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any such taxes, rates or assessments, including but not limited to legal fees, but shall not include any taxes on Tenant’s Personal Property or other tenants’ personal property, which taxes are the sole obligation of each tenant.
     S. Rent: All Base Rent and Additional Rent.
     (1) Base Rent: The amount payable by Tenant pursuant to Subsection 4.A. below.

     (2) Additional Rent: All sums of money payable by Tenant pursuant to this Lease other than Base Rent.
     (3) Monthly Rent: A monthly installment of Base Rent and Additional Rent, if any, which shall equal one-twelfth (1/12th) of Base Rent and Additional Rent then in effect.
     T. Tenant’s Personal Property: All equipment, improvements, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant or with Tenant’s permission (other than any property of Landlord), with respect to which Tenant has not been granted any credit or allowance by Landlord, and which (i) is removable without damage to the Premises, the Building and the Land, and (ii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant’s expense or otherwise. Notwithstanding any other provision of this Lease, Tenant’s Personal Property shall not include any improvements or other property installed or placed in or on the Premises as part of Tenant’s Work, whether or not any such property was purchased or installed at Tenant’s expense.
     U. Unavoidable Delay: Any delays due to strikes, labor disputes, shortages of material, labor or energy, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other causes beyond the control of Landlord.
     V. Work Agreement: Exhibit C, which terms are hereby expressly incorporated in this Lease.
2. TERM.
     A. Term of Lease: The term of this Lease (the “Term”) shall commence on a date (the “Lease Commencement Date”), as defined below, and shall terminate at midnight on the day preceding the fifth (5th) anniversary of the Lease Commencement Date, or such earlier date on which this Lease is terminated pursuant to the provisions hereof (the “Lease Expiration Date”). The Lease Commencement Date shall be the earlier of (i) the date Tenant commences occupancy of any part of the Premises; or (ii) that date on which Landlord notifies Tenant that Tenant’s Work is “substantially complete,” as defined in paragraph 6 of the Work Agreement. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term.
     B. Declarations: If requested by Landlord at any time during the Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B.
     C. Effective Date: The rights and obligations set forth in this Lease, except for the obligation to pay Rent and as otherwise specifically provided herein to the contrary shall become effective on the date of final execution of this Lease.
3. WORK AGREEMENT.
     Landlord agrees to improve the Premises in accordance with the Work Agreement, but shall have no other obligation to make any improvements or alterations to the Premises;

provided, however, that Landlord shall install a sprinkler system within the Premises at Landlord’s sole cost and expense.
4. RENT.
     From and after the Lease Commencement Date, Tenant shall pay to Landlord such Base Rent and Additional Rent as are set forth in this Section 4 and in Section 5 below.
     A. Base Rent: Base Rent shall equal the following amounts:

	Base Rent Per
	Square Foot Per	Base Rent Per
Lease Year	Annum	Annum	Monthly Base Rent

1	$25.75	$79,129.75	$6,594.15
2	$26.52	$81,495.96	$6,791.33
3	$27.32	$83,954.36	$6,996.20
4	$28.14	$86,474.22	$7,206.19
5	$28.98	$89,055.54	$7,421.30
Tenant shall pay Base Rent to Landlord in equal monthly installments (“Monthly Base Rent”) in advance on the first day of each calendar month during the Term, without notice, except that the first monthly installment of Base Rent shall be paid upon execution of this Lease. If the Lease Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall receive a credit equal to the Monthly Base Rent multiplied by the number of days in said calendar month prior to the Lease Commencement Date and divided by the number of days in such month, which credit shall be applied toward the Installment of Monthly Base Rent next due hereunder. If the Lease Expiration Date occurs after the expiration of the last numbered Lease Year set forth above in this Section 4.A. for which an amount of Monthly Base Rent is specified, then Monthly Base Rent shall continue to be payable by Tenant at such rate for each month or portion of a month thereafter which is prior to the Lease Expiration Date.
     B. Payment: All Base Rent and Additional Rent due and payable to Landlord under this Lease shall be made payable to TrizecHahn Plaza West Limited Partnership and delivered to TrizecHahn Plaza West Limited Partnership at NationsBank, P.O. Box #631337, Baltimore, MD 21263-1337. Payments of Rent (other than in cash), if initially dishonored, shall not be considered rendered until ultimately honored as cash by Landlord’s depository. Except as expressly set forth otherwise in this Lease, Tenant will pay all Rent to Landlord without demand, deduction, set-off or counter-claim.
     C. Late Fee: If Tenant fails to make any payment of Rent on or before the date when payment is due, then Tenant also shall pay to Landlord a late fee equal to five percent (5%) of the amount that is past due for each month or part thereof until such Rent is fully paid. Said late fee shall be deemed reimbursement to Landlord for its costs of carrying and processing Tenant’s delinquent account. Acceptance by Landlord of said late fee shall not waive or release any other rights or remedies to which Landlord may be entitled on account of such late payment.
     D. Arbitration: Any statement provided to Tenant by Landlord pursuant to Section 5 below shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt thereof, Tenant notifies Landlord of the respects in which the statement is claimed to be incorrect. Unless otherwise mutually agreed, any such dispute shall be determined by arbitration in the jurisdiction in which the Premises are located in accordance with the then current commercial rules of the American Arbitration Association. The costs of the arbitration shall be divided equally between Landlord and Tenant, except that each party shall bear the cost of its own legal fees, unless (i) the arbitration results in a determination that Landlord’s statement contained a discrepancy of less than five percent (5%) in Landlord’s favor, in which event Tenant shall bear all costs incurred in connection with such arbitration, including, without limitation, reasonable legal fees, or (ii) the arbitration results in a determination that Landlord’s statement contained a discrepancy of at least five percent (5%) in Landlord’s favor, in which event Landlord shall bear all costs incurred in connection with such arbitration, including, without limitation, reasonable legal fees. Pending determination of any dispute, Tenant shall pay all amounts due pursuant to the disputed statement, but such payments shall be without prejudice to Tenant’s position. Upon at least fifteen (15) days notice to Landlord, Tenant shall have reasonable access during normal business hours and at Tenant’s expense, to appropriate books and records of Landlord relating to the amount of expenses covered by the disputed statement, for the purpose of verifying the statement. Any such review shall be made only by Tenant’s employees and/or by an auditor hired by Tenant who is a Certified Public Accountant and who is employed on other than a contingent fee basis.
5. ADDITIONAL RENT
     A. To Cover Consumer Price Index Increases: [Intentionally omitted.]
     B. To Cover Increased Operating and Real Estate Tax Expenses:
     (1) Definitions: As used herein, “Increased Operating Expenses” shall equal the amount by which Operating Expenses incurred during such Fiscal Year exceed the Operating Expenses incurred during the Base Year and “Tenant’s Share of Increased Operating Expenses” shall be that percentage of Increased Operating Expenses which is the equivalent of the number of square feet of rentable area in the Premises (3,073 on the Lease Commencement Date) divided by the number of square feet of rentable area of office space in the Building (97,815 on the Lease Commencement Date). As used herein, “Increased Real Estate Tax Expenses” shall equal the amount by which Real Estate Tax Expenses incurred during such Fiscal Year exceed the Real Estate Tax Expenses incurred during the Base Year, and “Tenant’s Share of Increased Real Estate Tax Expenses” shall be that percentage of Increased Real Estate Tax Expenses which is equivalent to the number of square feet of rentable area in the Premises divided by the number of square feet of rentable area (both office and retail) in the Building (97,815 on the Lease Commencement Date). However, in no event shall any of the aforesaid sums be less than zero.
     (2) Payment of Tenant’s Share: Commencing on the first anniversary of the Lease Commencement Date, in addition to all other Rent set forth herein, for each Fiscal Year during the Term, Tenant shall pay to Landlord as Additional Rent an amount equal to the sum of Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses; provided, however, that (a) for the Fiscal Years during which the Term begins and ends, Tenant’s Share of the aforesaid sum shall be prorated based upon the greater of: (i) the number of days during such Fiscal Year that this Lease is in effect, or (ii) the number of days that Tenant actually occupies the Premises or any portion thereof, and (b) for the Fiscal Year during which Tenant’s obligations to pay Tenant’s Share of the aforesaid sum commences, Tenant’s Share shall be prorated based upon the number of days in the period commencing on the date that Tenant’s Share to pay the aforesaid sum commenced and concluding on the last day of such Fiscal Year.
     C. Statements:
     (1) [Intentionally omitted.]
     (2) Commencing with the Fiscal Year which includes the first anniversary of the Lease Commencement Date, and for each Fiscal Year thereafter, Landlord shall deliver to Tenant a statement estimating Tenant’s Share of Increased Operating Expenses and Increased Real Estate Tax Expenses for such Fiscal Year, which Tenant shall pay in equal monthly installments in advance on the first day of each calendar month during each Fiscal Year. Tenant shall continue to pay such estimated Increased Operating and Real Estate Tax Expenses until Tenant receives the next such statement from Landlord, at which time Tenant shall commence making monthly payments pursuant to Landlord’s new statement; provided, however, that Landlord shall not revise its estimate of Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses from what such estimated sums were during the immediately preceding Fiscal Year more than twice during any Fiscal Year. With the first payment of Additional Rent herein which is due at least fifteen (15) days after Tenant’s receipt of a statement from Landlord specifying Tenant’s Share of estimated Increased Operating and Real Estate Tax Expenses payable during the Fiscal Year, Tenant shall pay the difference between its monthly share of such sums for the preceding months of the Fiscal Year and the monthly installments which Tenant has actually paid for said preceding months.
     D. Retroactive Adjustments: After the end of the Fiscal Year which includes the first anniversary of the Lease Commencement Date, and after the end of each Fiscal Year thereafter, Landlord shall determine the actual Increased Operating Expenses and Increased Real Estate Tax Expenses for such Fiscal Year. Landlord shall calculate the foregoing sums and shall provide to Tenant a statement of Tenant’s Share of Increased Operating Expenses and Increased Real Estate Tax Expenses for the Fiscal Year. Within thirty (30) days after delivery of any such statement, Tenant shall pay to Landlord any deficiency between the amount shown as Tenant’s Share of Increased Operating and Real Estate Tax Expenses for the Fiscal Year and the estimated payments made by Tenant. Tenant shall be credited with any excess estimated payments toward subsequent Rent payments by Tenant.
     E. Change in or Contest of Taxes: In the event of any change by any taxing body in the period or manner in which any of the Real Estate Tax Expenses are levied, assessed or imposed, Landlord shall have the right, in its sole discretion, to make equitable adjustments with respect to computing increases in Real Estate Tax Expenses. Real Estate Tax Expenses which are being contested by Landlord shall be included in computing Tenant’s Share of Increased Real Estate Tax Expenses under this Section, but if Tenant shall have paid Rent on account of contested Real Estate Tax Expenses and Landlord thereafter receives a refund of such taxes, Tenant shall receive a credit toward subsequent Rent payments in an amount equal to Tenant’s Share of such refund.
     F. Sales, Use or Other Taxes: If during the Term any governmental authority having jurisdiction over the Building or the Land levies, assesses, or imposes any tax on Landlord, the Premises, the Building or the Land or the rents payable hereunder, in the nature of a sales tax, use tax or any tax except (i) taxes on Landlord’s income, (ii) estate or inheritance taxes, or (iii) Real Estate Tax Expenses, then Tenant shall pay its proportionate share to Landlord within fifteen (15) days after receipt by Tenant of notice of the amount of such tax.
6. USE
     A. Permitted Use: Tenant shall use and occupy the Premises solely for office and administrative activities directly related thereto and for no other purpose.
     B. Legal and Other Restrictions of Tenant’s Use: In its use of the Premises, Tenant shall comply with all present and future laws, regulations (including but not limited to fire and zoning regulations) and ordinances of all other public and quasi-public agencies having jurisdiction over the Land or the Building. Tenant shall not use the Land, the Building or use or occupy the Premises for any unlawful, disorderly or hazardous purposes or in a manner which will interfere with the rights of Landlord, other tenants or their invitees or in any way injure or annoy any of them. In furtherance of the foregoing and not in limitation thereof, Tenant shall be responsible, at its sole cost and expense, for compliance of the Premises with the Americans with Disabilities Act and all regulations promulgated thereunder (collectively, the “ADA”), and Landlord shall be responsible, at its sole cost and expense, which shall be includable in Operating Expenses, for compliance of the base building components of the Building and the Common Areas with the ADA. Tenant acknowledges that such compliance of the base building components of the Building and of the Common Areas with the ADA may not exist on the Lease Commencement Date.
7. CARE OF PREMISES.
     Tenant shall at its expense keep the Premises (including all improvements, fixtures and other property located therein) in a neat and clean condition and in good order and repair, and will suffer no waste or injury thereto. Tenant shall surrender the Premises at the end of the Term in as good order and condition as they were in on the Lease Commencement Date, ordinary wear and tear excepted.
8. ALTERATIONS BY TENANT.
     A. Making of Alterations; Landlord’s Consent: Tenant shall not make or permit to be made any Alterations without the prior written consent of Landlord both as to whether the Alterations may be made and as to how and when they will be made, which consent shall not be unreasonably withheld or delayed with respect to any proposed Alteration which would not affect any of the Building’s operating systems or any of the structural components of the

Building. Any Alterations shall be made at Tenant’s expense by its contractors and subcontractors and in accordance with complete plans and specifications approved in advance in writing by Landlord, and only after Tenant (i) has obtained all necessary permits from governmental authorities having jurisdiction and has furnished copies thereof to Landlord, (ii) has submitted to Landlord an architect’s certificate that the Alterations will conform to all applicable laws and regulations, and (iii) has complied with all other requirements reasonably imposed by Landlord, including without limitation any requirements due to the underwriting guidelines of Landlord’s insurance carriers. Landlord’s consent to any Alterations and approval of any plans and specifications constitutes approval of no more than the concept of these Alterations and not a representation or warranty with respect to the quality or functioning of such Alterations, plans and specifications. Tenant shall be and is solely responsible for the Alterations and for the proper integration thereof with the Building, the Building’s systems and existing conditions. Landlord shall have the right, but not the obligation, to supervise the making of any Alterations. If any Alterations are made without the prior written consent of Landlord or which do not conform to plans and specifications approved by Landlord or to other conditions imposed by Landlord pursuant to this Section, Landlord may, in its sole discretion, correct or remove such Alterations at Tenant’s expense. Following completion of any Alterations, at Landlord’s request, Tenant either shall deliver to Landlord a complete set of “as built” plans showing the Alterations or shall reimburse Landlord for any expense incurred by Landlord in causing the Building plans to be modified to reflect the Alterations.
     B. No Liens: Tenant shall take all necessary steps to ensure that no mechanic’s or materialmen’s liens are filed against the Premises, the Building or the Land as a result of any Alterations made by the Tenant. If any mechanic’s lien is filed, Tenant shall discharge the lien within ten (10) days thereafter, at Tenant’s expense, by paying off or bonding the lien.
9. EQUIPMENT.
     A. Permitted Equipment: Tenant shall not install or operate in the Premises any equipment or other machinery that, in the aggregate, will cause Tenant to use more than the Premises’ Standard Electrical Capacity, without (i) obtaining the prior written consent of Landlord, who may condition its consent upon the payment by Tenant of Additional Rent for additional consumption of utilities, additional wiring or other expenses resulting therefrom, (ii) securing all necessary permits from governmental authorities and utility companies and furnishing copies thereof to Landlord, and (iii) complying with all other requirements reasonably imposed by Landlord. Prior to the Lease Commencement Date, Tenant shall provide Landlord with a list of all equipment that Tenant intends to install or operate in the Premises which operate on more than one hundred twenty (120) volts, and Tenant shall provide Landlord with an updated list of such equipment prior to the installation or use of any additional equipment which operates on more than one hundred twenty (120) volts. Tenant shall not install any equipment or machinery which may necessitate any changes, replacements or additions to or material changes in the use of water, heating, plumbing, air conditioning or electrical systems of the Building without obtaining the prior written consent of Landlord, who may withhold its consent in its reasonable discretion, except that with respect to any material changes in use or any changes, replacements or additions which would have an adverse effect (as determined by Landlord in its sole and absolute discretion) on any of such systems, Landlord may withhold its consent in its sole and absolute discretion.

     B. Payment For Excess Utility Usage: If Tenant’s equipment shall result in electrical demand in excess of the Premises’ Standard Electrical Capacity, Landlord shall have the right, in its sole discretion, to install additional transformers, distribution panels, wiring and other applicable equipment at the expense of Tenant. None of the equipment so installed shall be deemed to be Tenant’s Personal Property. If at any time during the Term, Tenant’s connected electrical load from its use of equipment and fixtures (including incandescent lighting and power), as estimated by Landlord, exceeds the Premises’ Standard Electrical Capacity, then Landlord may, at its option (i) install separate electrical meter(s) for the Premises, or (ii) cause a survey to be made by an independent electrical engineer or consulting firm to determine the amount of electricity consumed by Tenant beyond the Premises’ Standard Electrical Capacity. Tenant shall reimburse Landlord for the cost of the installation of said meter(s) or completion of said meter(s) or survey, and shall pay as Additional Rent the cost of any electricity in excess of an average of the Premises’ Standard Electrical Capacity, at the rate charged by the utility company providing such electricity, assuming continuous business hours, within ten (10) days after receipt of any bill therefor from Landlord.
     C. Noise, Vibration, Floor Load: Business machines and equipment belonging to Tenant, which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any tenant of the Building, shall be installed and maintained by Tenant at Tenant’s expense on devices that eliminate the noise and vibration. Tenant shall not place any load upon the floor of the Premises which exceeds the per square foot load the floor was designed to carry (eighty (80) pounds per square foot for live loads and twenty (20) pounds per square foot for dead loads).
10. OWNERSHIP AND REMOVAL OF PROPERTY.
     A. Landlord’s Property: Any Alterations and other improvements and any equipment, machinery, furnishings and other property, installed or located in the Premises, the Building or the Land by or on behalf of Landlord or Tenant, except for Tenant’s Personal Property: (i) shall immediately become the property of Landlord, and (ii) shall be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that if Landlord requests Tenant to remove any Alterations installed by or on behalf of Tenant, Tenant shall cause the same to be removed at Tenant’s expense on or before the Lease Expiration Date, or shall reimburse Landlord for the cost of such removal, as elected by Landlord (unless Landlord expressly waives in writing the right to require such removal at the time Landlord give its consent to the making of such Alterations). Notwithstanding the foregoing, Tenant, upon submitting its request to Landlord to make Alterations (including, but not limited to, Tenant’s Work), shall have the right to request therein that Landlord specify whether and to what extent Landlord will require Tenant to remove the Alterations in question at the end of the Term, provided that Tenant refers therein to the provisions of this Section 10.A. If Tenant shall fail to request such information in its request to make any Alterations, such right shall be deemed null and void as to the Alterations in question, and all such Alterations shall thereafter be subject to the exercise of Landlord’s rights and to Tenant’s obligations set forth in the first sentence of this Section 10.A. If Tenant submits its request for such information in accordance with the foregoing provisions and Landlord consents to the Alterations requested, Landlord shall, together with its consent, specify in writing whether and to what extent it will require Tenant to remove the Alterations in question at the end of the Term, and if Landlord fails so to specify, Tenant shall have no further obligation to remove the Alterations which were the subject of Tenant’s request.
     B. Removal of Property At End of Term: Tenant shall remove all of Tenant’s Personal Property, and all computer cabling and wiring installed by or on behalf of Tenant (irrespective of whether such cabling and wiring constitutes Tenant’s Personal Property under the terms of this Lease, and at Tenant’s expense, using a contractor approved in advance by Landlord in writing), from the Building and the Land on or before the Lease Expiration Date. Any personal property belong to Tenant or to any other person or entity which is left in the Building or on the Land after the date this Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to store such property at Tenant’s sole cost and/or to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages caused by Tenant’s failure to remove such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result.
11. LANDLORD’S ACCESS TO PREMISES.
     Upon such notice to Tenant as is reasonable under the circumstances (which notice may be given orally and which notice shall not be required in the event of an emergency), Landlord may at any reasonable time enter the Premises to examine them, to make alterations or repairs thereto or for any other purposes which Landlord considers necessary or advisable; however, in the case of any emergency, Landlord and its agents may enter the Premises at any time and in any manner. Tenant shall allow the Premises to be exhibited by Landlord: (i) at any reasonable time to representatives of lending institutions or to prospective purchasers of the Building, and (ii) at any reasonable time to persons who may be interested in leasing the Premises. Landlord reserves the right and shall be permitted reasonable access to the Premises to install facilities within and through the Premises and to install and service any systems deemed advisable by Landlord to provide services or utilities to any tenant of the Building. Landlord shall use reasonable efforts to avoid material interference with Tenant’s business operations in Landlord’s exercise of any of its rights under this Section 11.
12. SERVICES AND UTILITIES
     A. Services Provided: As long as Tenant is not in Default, as defined in Subsection 19.A. below, Landlord shall provide the following to Tenant, without additional charge, except as otherwise provided herein (including, but not limited to, as provided in Sections 5 and 1.O, hereof):
     (1) Elevator service for common use, subject to call at all times, including Sundays and Holidays.
     (2) Central heating and air conditioning from 8:00 a.m. until 6:00 p.m. on weekdays and from 9:00 a.m. until 1:00 p.m. on Saturdays, exclusive of Holidays, during the seasons of the year and within the temperature ranges usually furnished in comparable office buildings in the city (or, if not a city, other local jurisdiction) in which the Building is located. Landlord shall provide heat and air conditioning at other times at Tenant’s expense, provided that Tenant gives

Landlord notice by 1:00 p.m. on weekdays for after-hour service on the next weekday, two (2) business days’ notice before a Holiday for service on such Holiday and two (2) business days’ notice for after-hours service on Saturday or Sunday. Landlord shall charge Tenant for such after-hour, Holiday and special weekend service at the prevailing rates charged by Landlord from time to time to other tenants of the Building.
     (3) Cleaning and char services after 5:00 p.m. Monday through Friday, excluding Holidays, in a manner comparable to the manner in which such services are performed in comparable buildings in Bethesda, Maryland.
     (4) Electrical facilities to furnish electricity up to the Premises’ Standard Electrical Capacity (including the replacement of Building standard light bulbs in Building standard light fixtures, it being agreed that if Landlord replaces any other light bulbs in the Premises, Tenant shall pay Landlord the cost of such bulbs and all labor costs incurred by Landlord in connection therewith within fifteen (15) days after Landlord’s written demand therefor).
     (5) Rest room facilities.
     (6) Routine maintenance, painting and electrical lighting service for all Common Areas of the Building in such manner as Landlord deems reasonable.
     (7) Reasonable access to the Premises at all times, subject to such security procedures, restrictions and other regulations as Landlord may promulgate.
     B. Failure to Provide Services: Landlord shall have no liability to Tenant or others based on any failure by Landlord to furnish the foregoing, due to Unavoidable Delays, repair or maintenance work or any other reason, and such failure shall neither render Landlord liable for damages to either person or property; nor be construed as an eviction of Tenant, nor cause a diminution or abatement of Rent nor relieve Tenant of any of Tenant’s obligations hereunder. If any of the services described in Section 12.A. hereof is suspended and such suspension renders the Premises untenantable and continues for more than ten (10) consecutive business days, if the reason for the suspension is other than an Unavoidable Delay, all Rent due hereunder shall be abated for the period commencing on the eleventh (11th) consecutive business day of such suspension and concluding on the date that the service has been restored.
     C. Conservation: Tenant hereby agrees to comply with all energy conservation procedures, controls and requirements instituted by Landlord pursuant to any government regulations or otherwise, including but not limited to controls on the permitted range of temperatures, the volume of energy consumption or the hours of operation of the Building. Institution by Landlord of such controls and requirements shall not entitle Tenant to terminate this Lease, or to an abatement of any Rent payable hereunder.
     D. Recycling: Without limiting the foregoing, Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of the jurisdiction in which the Building is located and of the federal, municipal, and local governments, departments, commissions, agencies and boards, having jurisdiction over the Building to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section 12.D., and at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance by Tenant, using counsel reasonably satisfactory to Landlord.
13. RULES AND REGULATIONS.
     Tenant shall abide by and observe the rules and regulations attached hereto as Exhibit D and such other rules and regulations as may be made by Landlord from time to time, provided that such rules and regulations shall not be materially inconsistent with the provisions of this Lease. Nothing contained in this Lease or in any rules and regulations shall be interpreted to impose upon Landlord any obligations to enforce against any tenant its rules and regulations, or the provisions of any lease with any other tenant, and Landlord shall not be liable to Tenant or any other entity for any violation of said rules, regulations or lease provisions.
14. REPAIR OF DAMAGE CAUSED BY TENANT: INDEMNIFICATION.
     A. Repairs: Except as otherwise expressly provided in this Lease, all injury, breakage and damage to the Land, the Building or the Premises, caused by any act or omission of Tenant shall be repaired by and at the sole expense of Tenant, except Landlord shall have the right, at its option, to make such repairs after the expiration of such opportunity for Tenant to make such repairs, if any, as Landlord deems reasonable under the circumstances and to charge Tenant for all costs and expenses incurred in connection therewith as Additional Rent payable within ten (10) days after the rendering of a bill therefor. Tenant shall notify Landlord promptly of any injury, breakage or damage to the Land, the Building, or the Premises caused by Tenant.
     B. Indemnification: Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses including attorneys’ fees, suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from: (i) Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein or Tenant’s presence in the Building or on the Land (ii) the making by Tenant of any Alterations, (iii) any act or omission of Tenant or its employees, agents or invitees, and (iv) any breach or default by Tenant in the observance or performance of its covenants and obligations under this Lease.
15. LIMITATION ON LANDLORD LIABILITY.
     A. Liability Standard: Landlord shall not be liable to Tenant or any other individual or entity for any damage, loss or claim whatsoever, except damages, losses and claims that are the direct result of Landlord’s gross negligence or willful misconduct; however, in no event shall Landlord be liable for consequential damages.
     B. Limitation on Total Liability: Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant’s use of the Premises shall be limited to the estate of Landlord in the Land and the Building. No other property or assets of Landlord or any partner or owner of Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant’s use of the Premises.
16. FIRE AND OTHER CASUALTY.
     If the Premises shall be damaged by fire or other casualty, other than as a result of the negligence or misconduct of Tenant, the Lease shall not terminate and, upon adjustment of insurance claims, Landlord shall repair the damage, provided that Landlord shall have no obligation to repair damage to or replace Tenant’s Personal Property. Except as otherwise provided herein, if any part of the Premises are rendered untenantable by reason of any such damage, Rent, shall abate from the date of the damage to the date the damage is repaired, as determined by Landlord, in the proportion that the area of the untenantable part bears from time to time to the total area of the Premises. No compensation or reduction of Rent shall be paid or allowed for inconvenience, annoyance or injury to Tenant or Tenant’s business arising from any damage to or repair of the Premises or the Building.
     Notwithstanding the foregoing, if Landlord does not receive sufficient insurance proceeds to fully repair the damage or if the Building shall be so damaged that, as determined by Landlord, substantial reconstruction of the Premises or the Building is required (whether or not the Premises have been damaged), then Landlord, at its option, may give Tenant, within sixty (60) days after the casualty, written notice of termination of this Lease and this Lease and the Term shall terminate (whether or not the Term has commenced) upon the expiration of thirty (30) days from the date of the notice, with the same effect as if the new expiration date had been the date initially fixed for expiration of the Term, and all Rent shall be apportioned as of such date. If the restoration of the Premises and the Building has not been completed by the one hundred eightieth (180th) day following the date of the casualty, Tenant may terminate this Lease by written notice to Landlord, which notice shall be given by Tenant, if at all, within ten (10) business days following such 180th day.
     If the Premises or the Building shall be damaged by fire or other casualty due to the gross negligence or any act of intentional misconduct of Tenant (i) Landlord shall have no obligation to repair the Premises or the Building, (ii) this Lease shall at Landlord’s option, not terminate, and subject to clause (iii) of this sentence, Landlord shall repair the Premises or the Building, as the case may be, (iii) Landlord may at Tenant’s expense (subject to the provisions of Section 17.E. hereof) repair the damage, and (iv) Landlord may pursue any legal and equitable remedies available to it.
17. TENANT INSURANCE.
     A. Types of Insurance Required: Tenant, at its expense, shall obtain and maintain in effect at all times during the Term an insurance policy providing the following coverage:
     (1) An “all risk” insurance policy covering all of Tenant’s Personal Property within, and improvements and alterations to the Premises for not less than the full replacement value thereof. All proceeds of such insurance shall be used to repair or replace the items so insured.

     (2) A commercial general liability policy on an occurrence basis, with the following limits:

Each occurrence limit for bodily injury and property damage	$1,000,000
General aggregate	$2,000,000
Product/completed operations aggregate	$2,000,000
Fire damage legal liability	$50,000
Medical payments (any one person)	$5,000
Said insurance shall name Landlord (in care of Landlord’s management agent and referring to the Building by its address), Landlord’s management agent and Mortgagee as an additional insured. The policy shall protect Landlord, Landlord’s management agent, and the Mortgagee against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises, the Building or the Land or arising out of or relating to any risks against which Tenant is required to indemnify Landlord, Landlord’s management agent and the Mortgagee. From time to time during the Term, Landlord may require Tenant to increase said limits of said insurance to the limits of liability insurance then customarily required of tenants of other comparable office buildings in the city (or, if not a city, other local jurisdiction) in which the Building is located.
     B. Required Provisions of Policies: All insurance policies required to be maintained by Tenant under these Lease must (i) be issued by insurance companies approved by Landlord, (ii) be in form and have content satisfactory to Landlord; (iii) be written as primary policy coverage and not contributing to or in excess of any coverage which Landlord or the Mortgagees may carry; (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord, the Mortgagees and the Landlord’s and the Mortgagees’ employees and agents; and (v) provide that the policy may not be cancelled or permitted to lapse unless Landlord shall have received at least fifteen (15) days prior written notice of cancellation or non-renewal. Tenant shall deliver to Landlord (in care of Landlord’s management agent and referring to the Building by its address) a certificate of insurance with respect to each such policy and any renewal policy, together with evidence of payment of all applicable premiums, at least ten (10) days before the Lease Commencement Date and at least thirty (30) days before the renewal of any policies. Any insurance required of Tenant under this Section may be carried under a blanket policy, provided that said policy shall specifically set forth the amount of insurance allocated to this Lease.
     C. Effect of Tenant’s Activities on Insurance: Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Land, the Building or the Premises which will increase the rate of, or make void or voidable, any fire or other insurance maintained or required to be maintained by Landlord or any Mortgagee on the Building, the Land or the property kept thereon or therein, which will conflict with the provisions of any such insurance policy or which will make it impracticable for Landlord to obtain insurance covering any risks against which Landlord reasonable deems it advisable to obtain insurance. In the event any increases in the rates of such insurance are, in Landlord’s reasonable judgment, due to Tenant’s presence in the Building, to any activity conducted or property installed or placed by Tenant on or about the Land, the Building or the Premises or to Alterations installed by Tenant or at Tenant’s request, Tenant shall reimburse Landlord for the amount of such increases promptly upon demand therefor. Statements by the applicable insurance company or insurance rating bureau that such increases are due to any activity, property or improvements shall be conclusive for the purposes of determining Tenant’s liability hereunder.
     D. Termination Right: Landlord shall have the right to terminate this Lease upon thirty (30) days notice to Tenant in the event Landlord receives notice from any of Landlord’s insurance carriers that such carrier intends to cancel its insurance on the Building, or to increase the cost of such insurance by more than one hundred percent (100%) above the premium payable by Landlord immediately prior to such notice, due to the activities of Tenant or the presence of Tenant in the Building. However, Landlord shall not terminate this Lease in the event Landlord is able, with good faith efforts, to obtain equivalent insurance from an insurance carrier satisfactory to Landlord at a premium not more than one hundred percent (100%) greater than the premium for the cancelled insurance; provided that Tenant shall reimburse Landlord for all additional premiums charged to Landlord by such new insurance carrier. It is expressly understood that Landlord shall not have the right to terminate this Lease pursuant to this Subsection D, if any cancellation or rate increase is due to factors generally applicable to the insurance or rental market, rather than to Tenant’s activities or presence in the Building.
     E. Waiver: Except for gross negligence and intentional acts, Landlord and Tenant hereby each waive and release each other from any and all liabilities, claims and losses for which Landlord or Tenant is or may be held liable, to the extent either party: (i) receives insurance proceeds on account thereof, or (ii) is required to maintain insurance pursuant to this Section, whichever is greater.
18. CONDEMNATION.
     A. Landlord’s Right to Terminate: If a substantial part of the Premises, the Building or the Land is taken or condemned by any governmental authority for any purpose or is granted to any authority in lieu of condemnation (collectively, a “taking”), Landlord shall have the right in its sole discretion to terminate this Lease by written notice to Tenant, and upon the giving of such notice, the Term shall terminate as of the date title vests in the authority, and Rent shall be abated as of that date. For purposes of this Section, a substantial part of the Premises, the Land or the Building shall be considered to have been taken if, in the sole opinion of Landlord, the taking shall render it commercially undesirable for Landlord to permit this Lease to continue or to continue operating the Building.
     B. Adjustment of Rent: If a portion of the Premises is taken and Landlord does not elect to terminate this Lease pursuant to the preceding paragraph, then Rent shall be equitably adjusted as of the date title vests in the authority and this Lease shall otherwise continue in full force and effect.
     C. Division of Award: Tenant shall have no claim against Landlord arising out of or related to any taking, or for any portion of the amount that may be awarded as a result, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that Tenant may assert any claim it may have against the authority for compensation for Tenant’s Personal Property and for any relocation expenses compensable by statute, as long as such awards shall be made in addition to and stated separately from the award made for the Land, the Building and the Premises.
19. DEFAULT.
     A. Default of Tenant: The following events shall be a default by Tenant (a “Default”) under this Lease:
     (1) Failure of Tenant to pay Rent as and when due, if the failure continues for three (3) days after notice from Landlord specifying the failure.
     (2) Failure of Tenant to comply with or perform any covenant or obligation of Tenant under this Lease, other than those concerning the payment of Rent, if the failure continues for ten (10) days after notice from Landlord to Tenant specifying the failure.
     (3) If, in Landlord’s reasonable opinion, Tenant’s activities or presence in the Premises results in a significant, continuing or repeated threat of physical danger to other tenants and/or users of the Building, whether or not Tenant is capable of controlling such threat.
     (4) If Tenant, any guarantor of Tenant’s performance hereunder (a “Guarantor”) or, if Tenant is a partnership, any partner of Tenant (“Partner”), shall file a voluntary petition in bankruptcy or insolvency, shall be adjudicated bankrupt or insolvent or shall file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or shall make an assignment for the benefit of creditors, or shall seek or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any Guarantor or Partner or of all or any part of the property of Tenant of such Guarantor or Partner.
     (5) If, within thirty (30) days after the commencement of any proceeding against Tenant or a Guarantor or Partner, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other law, such proceeding shall not have been dismissed or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant or any Guarantor or Partner, or of all or any part of the property of Tenant or of any Guarantor or Partner, without the acquiescence of such individual or entity, such appointment shall not have been vacated or otherwise discharged or if any execution or attachment shall have been issued against the property of Tenant or of any Guarantor or Partner pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.
     (6) If Tenant fails to take possession of the Premises on the Lease Commencement Date or vacates, abandons or ceases to carry on its ordinary activities in the Premises prior to the Lease Expiration Date, with or without an intention of paying Rent.
     B. Remedies Upon Default: Upon the occurrence of a Default, Landlord shall have the right, then or at any time thereafter:
     (1) Without demand or notice, to reenter and take possession of all or any part of the Premises, to expel Tenant and those claiming through Tenant and to remove any property therein, either by summary proceedings or by any other action at law, in equity or otherwise, with or without terminating this Lease, without being deemed guilty of trespass and without prejudice to any other remedies of Landlord for breach of this Lease, and/or
     (2) To give Tenant written notice of Landlord’s intent to terminate this Lease, and on the date specified in Landlord’s notice, Tenant’s right to possession of the Premises shall cease and this Lease shall terminate.
     If Landlord elects to terminate this Lease, everything contained in this Lease on the part of the Landlord to be done shall cease, without prejudice to Landlord’s right to recover from Tenant all Rent, as set forth in Subsections C. and D. below. If Landlord elects to reenter pursuant to Subsection B.(1) above, Landlord may terminate this Lease, or, from time to time without terminating this Lease, may relet all or any part of the Premises as the agent of Tenant, for such term, at such rental and upon such other provisions as Landlord deems acceptable, with the right to make any alterations and repairs to the Premises that Landlord deems appropriate, at Tenant’s expense. No such reentry or taking of possession of the Premises shall be construed as an election to terminate this Lease, unless notice of such intention is given pursuant to Subsection B.(2) above, or unless termination be decreed by a court of competent jurisdiction at the instance of Landlord. Landlord shall in no event be under any obligation to relet any part of the Premises.
     C. Liability of Tenant: If Landlord terminates this Lease or reenters the Premises (with or without terminating this Lease), Tenant shall remain liable (in addition to all other liabilities of Tenant accrued at the time of the Default) for the sum of (i) any unpaid Rent accrued prior to the time of termination and/or reentry, as the case may be, plus interest thereon from the due date at the Default Rate, (ii) all Base Rent and Additional Rent provided for in this Lease from the time of termination and/or reentry, as the case may be, until the date this Lease would have expired had a Default not occurred, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to attorneys’ and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition, (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default, minus the net proceeds (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) actually received by Landlord, if any, from any reletting to the extent attributable to the period prior to the date this Lease would have expired had a Default not occurred. Landlord shall have the option to recover any damages sustained by Landlord either at the time of reletting, if any, or in separate actions from time to time as said damages shall have been made more easily ascertainable by a successive relettings or, at Landlord’s option, to defer any such recovery until the date this Lease would have expired in the absence of a Default, in which event Tenant hereby agrees that the cause of action shall be deemed to have accrued on the aforesaid date. The provisions of this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have for anticipatory breach of this Lease.
     D. Liquidated Damages: In addition to Landlord’s rights pursuant to Subsection C. above, if Landlord terminates this Lease, Landlord shall have the right at any time, at its sole option, to require Tenant to pay to Landlord on demand, as liquidated damages, the sum of (i) the total of the Base Rent, Additional Rent and all other sums which would have been payable under this Lease from the date of Landlord’s demand for liquidated damages (“Landlord’s Demand”) until the date this Lease would have terminated in the absence of the Default discounted to present value at the rate of five percent (5%) per annum (the “Discount Rate”), (ii) all unpaid Rent accrued prior to the time of Landlord’s Demand, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to attorneys’ and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the default, minus the sum of (a) the net fair market rental value of the Premises for the period referred to in Subsection D.(i) above, discounted to present value at the Discount Rate, and (b) any sums actually paid by Tenant to Landlord pursuant to Subsection C. above; provided, however, that if said damages shall be limited by law to a lesser amount, Landlord shall be entitled to recover the maximum amount permitted by law. The “net fair market rental value” referred to in Subsection D.(a) above shall be the fair market rental value of the Premises of the time of Landlord’s Demand, reduced by any rental abatements, tenant improvement allowances and other concessions and inducements generally provided by landlords seeking to lease comparable commercial property in the area of the Premises at the time of Landlord’s Demand. If reletting is accomplished within a reasonable time after Lease termination, the “net fair market rental value” referred in Subsection D.(a) above shall be deemed prima facie to be the net rental income (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) realized upon such reletting.
     E. Waiver: Tenant, on its own behalf and on behalf of all persons and entities claiming through Tenant, including but not limited to creditors of Tenant, hereby waives any and all rights and privileges which Tenant and such other persons and entities might otherwise have under any present or future law: (i) to redeem the Premises, (ii) to reenter or repossess the Premises, or (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, any reentry by Landlord or any expiration or termination of this Lease, whether by operation of law or pursuant to the provisions of this Lease. Tenant hereby expressly waives receipt of a Notice to Quit.
     F. Lien on Personal Property: [Intentionally omitted.)
     G. Right of Distress: Landlord shall, to the extent permitted by law, have a right of distress for Rent.
     H. Right of Landlord to Cure: If Tenant defaults in the making of any payment or in the doing of any act required to be made or done by Tenant under this Lease, then Landlord may, at its option, make such payment, or do such act, and the expenses thereof, with interest thereon at the Default Rate, from the date paid by Landlord, shall constitute Additional Rent hereunder due and payable by Tenant with the next payment of Monthly Base Rent.

     I. Attorneys’ Fees: In the event of any Default hereunder, Tenant shall pay to Landlord all attorneys’ fees incurred by Landlord in connection with such Default or the enforcement of Landlord’s right or remedies arising in connection therewith, whether or not this Lease is terminated and whether or not Landlord institutes any lawsuit against Tenant as a result of such Default. In addition to the foregoing, whether or not this Lease is terminated, Tenant shall pay to Landlord all other costs incurred by Landlord with respect to any lawsuit instituted or action taken by Landlord to enforce the provisions of this Lease.
     J. Survival: Tenant’s liability pursuant to this Section 19 shall survive the termination of this Lease, the institution of summary proceedings and/or the issuance of a warrant thereunder.
20. NO WAIVER.
     No failure or delay by Landlord in enforcing its right to strict performance by Tenant of every provision of this Lease or in exercising any right or remedy hereunder, and no acceptance by Landlord of full or partial rent during the continuance of any Default, shall constitute a waiver of the provision or the Default, and no provision shall be waived or modified except by a written instrument executed by Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the full Rent shall be deemed to be other than a payment on account, notwithstanding any endorsement or statement on any check or letter accompanying any payment of any Rent. No waiver of any Default or settlement of any proceeding instituted on account of any claimed Default shall affect or alter this Lease or constitute a waiver of any of Landlord’s rights hereunder.
21. HOLDING OVER.
     If Tenant shall be in possession of the Premises after termination of this Lease (whether by normal expiration of the Term or otherwise), at Landlord’s option: (i) Landlord may deem Tenant to be occupying the Premises as a tenant from month-to-month, at the sum of two hundred percent (200%) of the Monthly Base Rent in effect for the last full month of the Term, plus the monthly installment of Additional Rent which is then payable pursuant to Section 5.C. of this Lease, and subject to all of the other provisions of this Lease, as applicable to a month-to-month tenancy, or (ii) Landlord may exercise any or all remedies for Default and at law and in equity, including but not limited to an action against Tenant for wrongfully holding over.
22. SUBORDINATION.
     A. Lease Subordinate: This Lease shall be subject and subordinate to the lien of any and all Mortgages and to any Ground Leases, and any and all renewals, extensions, modifications, recastings and refinancings thereof. This clause shall be self-operative, without execution of any further instrument, but if requested by Landlord or any Mortgagee, Tenant shall promptly execute a certificate or other document evidencing and providing for such subordination. Landlord shall have the right to execute said document on behalf of Tenant if Tenant fails to do so within ten (10) days after receipt of the request. Tenant agrees that, if any Mortgage is foreclosed or Ground Lease terminated, upon request by the purchaser at the foreclosure sale or Ground Lessor, as the case may be, Tenant shall attorn to and recognize the purchaser or Ground Lessor as the landlord under this Lease and shall make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provision of any law or regulation, now or hereinafter in effect, which may give or purport to give Tenant any right to terminate or otherwise affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure, termination or other proceeding is filed, prosecuted or completed. Notwithstanding anything herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without Tenant’s consent, by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to such Mortgage, and thereafter such Mortgagee shall have the same rights as it would have had if this Lease had been executed, delivered and recorded before said Mortgage. If Tenant requests in writing that Landlord from any current or future Mortgagee or Ground Lessor a non-disturbance agreement for the benefit of Tenant, then Landlord shall use reasonable efforts to obtain such non-disturbance agreement in such Mortgagee’s or Ground Lessor’s, as the case may be, usual form; provided, however, that (i) Tenant shall pay all costs incurred by Landlord which are imposed by such Mortgagee or Ground Lessor, as the case may be, with respect to such non-disturbance agreement and (ii) in the event that Landlord does not obtain such non-disturbance agreement, this Lease shall be and remain subject and subordinate to the lien of said Mortgage or Ground Lease, as the case may be, and to any and all renewals, extensions, modifications, castings and refinancings thereof.
     B. Modifications to Lease: In the event any of Landlord’s insurance carriers or any Mortgagee requests modifications to this Lease, Tenant shall execute a written amendment incorporating such requested modifications within thirty (30) days after the same has been submitted to Tenant by Landlord, provided that such modifications do not materially adversely affect Tenant’s use of the Premises as herein permitted or increase the rentals and other sums payable by Tenant hereunder or otherwise materially adversely increase any of Tenant’s obligations or reduce any of Tenant’s rights under this Lease. In the event Tenant refuses or fails to execute such amendment within thirty (30) days, Landlord shall have the right, at its sole option, in addition to Landlord’s other remedies for Default, to terminate and cancel this Lease by written notice to Tenant specifying the date on which this Lease will terminate. From and after said termination date, both Landlord and Tenant shall be relieved of any and all further obligations hereunder, except liabilities arising prior to the date of termination.
23. ASSIGNMENT AND SUBLETTING.
     A. No Transfer Without Consent: Tenant shall not, without the prior written consent of Landlord in each instance (which consent may be withheld in Landlord’s sole and absolute discretion) (i) assign, mortgage or otherwise encumber this Lease or any of its rights hereunder, (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any persons or entities other than Tenant, or (iii) permit the assignment of this Lease or any of Tenant’s rights hereunder by operation of law. Any attempted assignment, mortgaging or encumbering of this Lease or any of Tenant’s rights hereunder and any attempted subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be void. Notwithstanding the foregoing, Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to a proposed subletting, provided that all of the following conditions are satisfied: (1) there shall be no default at the time of the proposed subletting, (2) the proposed subtenant shall be creditworthy, (3) the proposed subtenant shall not be a governmental entity or a person or entity enjoying sovereign or diplomatic immunity, (4) the use of the Premises by the proposed subtenant shall not attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high-quality office building, (5) the proposed subtenant shall specifically covenant and agree to perform the obligations of Tenant hereunder and to occupy the Premises subject to the provisions of this Lease, and (6) Tenant remains liable for the faithful performance of this Lease.
     B. Take-Back Rights: In addition, Tenant may not assign this Lease, nor sublet (or permit occupancy or use of) the Premises, or any part thereof, without giving Landlord thirty (30) days prior written notice thereof. For thirty (30) days following receipt of said notice, Landlord shall have the right, exercisable by sending notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease (i) all of the Premises in the event Tenant notified Landlord of its desire to assign this Lease, or (ii) so much of the Premises as Tenant intends to sublet in the event Tenant notified Landlord of its desire to sublet the Premises or permit another to make use thereof, at the same rental Tenant is obligated to pay to Landlord hereunder. In the event Landlord does not exercise the aforesaid right within said thirty (30) days, Tenant may attempt to assign, sublet or permit use of this Lease or such space; provided that Tenant shall obtain the prior written consent of Landlord as set forth in Subsection A. above. In the event that Tenant defaults thereunder, Tenant, hereby assigns to Landlord the Rent due from any assignee or subtenant and hereby authorizes each such party to pay said Rent to Landlord.
     C. Transfer of Stock: If Tenant and/or any Guarantor is a corporation, then the sale, issuance or transfer of any voting capital stock of Tenant or any Guarantor, by the person, persons or entities owning a controlling interest therein as of the date of this Lease, which results in a change in the voting control of Tenant or the Guarantor, shall be deemed an assignment within the meaning of this Section 23. If Tenant and/or any Guarantor is a partnership, the sale or transfer of the partnership share, or any portion thereof, of any general partner shall be deemed an assignment of this Lease.
     D. Expenses and Profits; Effect of Consent:
     (1) In the event Landlord permits Tenant to assign or sublet all or a portion of the Premises to a third party, fifty percent (50%) of any such sums that are paid by such third party for the right to occupy the Premises in excess of the sum of (i) the rent then in effect plus (ii) reasonable costs actually incurred by Tenant in connection with such sublease or assignment for brokerage commissions, advertising fees, attorneys’ fees and tenant improvements, shall be paid by Tenant to Landlord on a monthly basis as Additional Rent.
     (2) Tenant shall be responsible for all costs and expenses, including attorneys’ fees, incurred by Landlord in connection with any proposed or purported assignment or sublease and an administrative fee of One Thousand Five Hundred Dollars ($1,500.00).
     (3) The consent by Landlord to any assignment or subletting shall neither be construed as a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, nor as relieving Tenant from giving Landlord the aforesaid thirty (30) days notice of, or from obtaining the consent of Landlord to any further assignment or subletting. The collection or acceptance of Rent from any such assignee or subtenant shall not constitute a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, except as expressly agreed by Landlord in writing.
24. TRANSFER BY LANDLORD.
     Landlord (and any successor or affiliate of Landlord) may freely sell, assign or transfer all or any portion of its interest in this Lease or the Premises, the Building or the Land and, in the event of any such sale, assignment or transfer, shall be relieved of any and all obligations under this Lease from and after the date of the sale, assignment or transfer. From and after said date, Tenant shall be bound to such purchaser, assignee or other transferee, as the case may be, as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or transferee agrees to assume the obligations of Landlord hereunder.
25. INABILITY TO PERFORM.
     This Lease and Tenant’s obligation hereunder shall in no way be affected, impaired or excused, nor shall Tenant have any claim against Landlord for damages, because Landlord, due to Unavoidable Delays, is unable to fulfill any of its obligations under this Lease, including, but not limited to, any obligations to provide any services, repairs, replacements, alterations or decorations or to supply any improvements, equipment or fixtures.
26. ESTOPPEL CERTIFICATES.
     Tenant shall, without charge, within ten (10) days after receipt of any request therefor, execute and deliver to Landlord a certificate stating: (i) whether this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect and setting forth all such modifications); (ii) whether there then exist any defenses against the enforcement of any right of Landlord hereunder (and, if so, specifying the same in detail); (iii) the dates to which rent and any other charges hereunder have been paid by Tenant; (iv) that Tenant has no knowledge of any then uncured defaults under this Lease (or, if Tenant has knowledge of any such defaults, specifying the same in detail); (v) that Tenant has no knowledge or any event that will or may result in the termination of this Lease (or if Tenant has such knowledge, specifying the same in detail); (vi) the address to which notices to Tenant are to be sent; and (vii) such other information as may be reasonably requested. It is understood that any such certificate may be relied upon by Landlord, any Mortgagee, prospective Mortgagee, Ground Lessor, prospective Ground Lessor, or purchaser or prospective purchaser of the Land or the Building.
27. COVENANT OF QUIET ENJOYMENT.
     Landlord covenants that it has the right to make this Lease and that, if Tenant shall pay all Rent and perform all of Tenant’s other obligations under this Lease, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Premises without hindrance by Landlord or its successors and assigns.
28. WAIVER OF JURY TRIAL.

     Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any matter arising out of or connected with this Lease.
29. BROKERS.
     Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Landlord recognizes only Trammell Crow Real Estate Services, Inc., as Tenant’s representative, as broker(s) with respect to this Lease and agrees to be responsible for the payment of any leasing commissions owed to said broker(s).
30. CERTAIN RIGHTS RESERVED BY LANDLORD.
     Landlord shall have the following rights, exercisable without notice, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off, abatement of Rent or otherwise:
     A. To change the Building’s name or street address.
     B. To affix, maintain and remove any and all signs on the exterior and interior of the Building.
     C. To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises of the Building.
     D. To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Building and any part thereof, and for such purposes to enter the Premises, and during the continuance of any such work, to close temporarily doors, entry ways, Common Areas in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting Tenant’s obligations hereunder as long as the Premises remain tenantable.
     E. To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided Tenant is not thereby excluded from uses expressly permitted herein.
     F. To alter, relocate, reconfigure and reduce the Common Areas of the Building, as long as the Premises remain reasonably accessible.
     G. To alter, relocate, reconfigure, reduce and withdraw the Common Areas located outside the Building, including parking and access roads, as long as the Premises remain reasonably accessible.

     H. To erect, use and maintain pipes and conduits in and through the Premises.
31. NOTICES.
     No notice, request approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and hand delivered, sent by registered or certified mail, return receipt requested, first-class postage prepaid, or sent with charges prepaid by a nationally recognized air courier service, addressed as follows:

If to Landlord:	c/o TrizecHahn Mid-Atlantic Management Services LLC
1250 Connecticut Avenue, N.W.
Suite 500
Washington, D.C. 20036
Attention: Portfolio Manager — 4733 Bethesda Avenue

If to Tenant:

Prior to the Lease Commencement Date:	After the Lease Commencement Date:

4801 Hampden Lane	At the Premises
Suite 803
Bethesda, Maryland 20814
Attn: Sachiko Kuno, Ph.D.	Attn: Sachiko Kuno, Ph.D.
Chairman and Chief Executive Officer	Chairman and Chief Executive Officer
or at any other address of which either party shall notify the other in accordance with this Section. Such communications, if sent by registered or certified mail, shall be deemed to have been given two (2) days after the date of mailing, or if sent by a nationally recognized air courier service, shall be deemed to have been given one (1) business day after the date of deposit of the notice with such service. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such Mortgagee in the manner prescribed in this Section at such address as such Mortgagee shall designate.
32. MISCELLANEOUS PROVISIONS
A.	Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and each of their respective successors and permitted assigns.

B.	Governing Law. This Lease shall be construed and enforced in accordance with the laws of the jurisdiction in which the Building is located.

C.	No Partnership. Nothing contained in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

D.	Delegation by Landlord. Wherever Landlord has the authority to take any action under this Lease, Landlord shall have the right to delegate such authority to others, and Landlord shall be responsible for the authorized actions of such agents, employees and others, to the same extent as if Landlord had taken such action itself.

E.	Tenant Responsibility for Agents. In any case where Tenant is responsible for performing or refraining from an act or for preventing an action or result from occurring, Tenant shall also be responsible for any actions taken or omitted by Tenant’s agents, employees, business invitees, licensees, contractors, subtenants, family members, guests and any other individuals or entities present in the Building or on the Land at Tenant’s invitation.

F.	Invalidity of Particular Provisions. If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be held invalid or unenforceable, the remaining provisions and the application of such invalid or unenforceable provisions to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

G.	Counterparts. This Lease may be executed in several counterparts, all of which shall constitute one and the same document.

H.	Entire Agreement. This Lease, and any exhibits and addenda attached hereto, embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda shall be of any force or effect. No rights, privileges, easements or licenses are granted to Tenant hereby, except as expressly set forth herein.

I.	Amendments. This Lease may not be modified in whole or in part in any manner other than by an agreement in writing.

J.	Mortgagee’s Performance. Tenant shall accept performance of any of Landlord’s obligations hereunder by any Mortgagee.

K.	Limitation onIinterest. In any case where this Lease provides for a rate of interest that is higher than the maximum rate permitted by law, the rate specified herein shall be deemed to equal, and the party designated as recipient of such interest shall be entitled to receive, the maximum rate of interest permitted by law.

L.	Remedies Cumulative. All rights and remedies of Landlord shall be cumulative and shall not be exclusive of any other rights or remedies of Landlord hereunder or now or hereafter existing at law or in equity.

M.	Annual Tax Returns. Not later than 30 days after the filing of Tenant’s annual tax return, Tenant shall submit to Landlord a copy of such annual tax returns.

33. LENDER APPROVAL
     If the Mortgagee fails to give its consent to this Lease, Landlord shall have the right, at its sole option, to terminate and cancel this Lease. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, whereupon this Lease shall be deemed cancelled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder.
34. PARKING
     Parking will be made available to Tenant pursuant to the provisions of Exhibit E attached hereto.
35. SECURITY DEPOSIT
     A. Amount and Uses. Landlord acknowledges receipt from Tenant of Nineteen Thousand Seven Hundred Eighty-Two and 45/100 Dollars ($19,782.45) (the “Security Deposit”), to be held by Landlord as security for the payment of all Rent payable by Tenant and for the faithful performance by Tenant of all other obligations of Tenant under this Lease. Said Security Deposit shall be repaid to Tenant after the termination of this Lease (or any renewal thereof) provided Tenant shall have made all such payments and performed all such obligations hereunder. Landlord shall not be required to maintain the Security Deposit in a separate account. The Security Deposit shall accrue interest at the same rate as interest accrues on the account in which Landlord maintains the Security Deposit and all such interest on the Security Deposit shall be added to the Security Deposit, become a part thereof and be subject to all of the terms and conditions set forth in this Section 35.A. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord, and any such act shall be void. Landlord may, at Landlord’s option, appropriate and apply the entire Security Deposit, or so much thereof as Landlord believes may be necessary, to compensate Landlord for the payment of any past-due Rent and for loss or damage sustained by Landlord due to any Default. In the event Landlord appropriates or applies the Security Deposit in such a manner, Tenant, within five (5) days after notice thereof, shall pay to Landlord an amount sufficient to restore the Security Deposit to the original sum deposited. Tenant’s failure to restore any such deficiency shall constitute a Default hereunder. In the event of bankruptcy or other debtor-creditor proceedings by or against Tenant, the Security Deposit shall be applied first to the payment of Rent due Landlord for all periods prior to the filing of such proceedings. In lieu of the cash Security Deposit hereinabove provided for, Tenant shall have the option to deposit with Landlord a letter of credit (the “Letter of Credit”) in an amount equal to the Security Deposit, which Letter of Credit shall thereupon constitute the Security Deposit. The Letter of Credit shall be maintained throughout the remainder of the Term. Any Letter of Credit delivered to Landlord by Tenant shall be an unconditional, irrevocable letter of credit in a form and from a financial institution located in the Washington, D.C. metropolitan area and acceptable to Landlord in its sole discretion. Said Letter of Credit shall provide that it shall expire on the sixtieth (60th) day following the date of expiration of the Term of this Lease. At Tenant’s option, said Letter of Credit shall have a term equal to the period expiring on the first anniversary of the date of issuance thereof, in which event Tenant covenants that a renewal of said Letter of Credit shall be delivered to Landlord by that date which is thirty (30) days prior to the expiration date thereof, and thereafter a renewal of the Letter of Credit shall be delivered to Landlord by Tenant by that date which is thirty (30) days prior to each succeeding anniversary of the original expiration date of the Letter of Credit. If Tenant fails to so renew and deliver said Letter of Credit to Landlord by the thirtieth (30th) day preceding each said expiration date, such failure shall constitute a Default hereunder (as to which no cure period shall be applicable) and Landlord may draw upon the Letter of Credit then in effect without the necessity of any other monetary or other default hereunder by Tenant, in which event the proceeds thereof shall be held by Landlord. Said Letter of Credit shall provide that Landlord shall be permitted to draw on same following the occurrence of a Default by Tenant under this Lease; provided, however, that in the event that said Letter of Credit would expire during the pendency of any litigation to resolve whether such Default has occurred, Landlord may draw upon said Letter of Credit prior to the expiration thereof. In the event that Landlord draws upon the Letter of Credit after a Default by Tenant as aforesaid, Landlord shall use, apply or retain all or any portion of the proceeds thereof for (i) the payment of any Rent or any other sums as to which Tenant is in default, (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair damage to the Premises or the Building for which repairs Tenant is liable hereunder, or (iii) compensation to Landlord for any losses which Landlord is entitled to recover hereunder by reason of Tenant’s Default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises and all associated reasonable legal fees. In the event that the Letter of Credit is drawn upon by Landlord for failure of Tenant to renew said Letter of Credit as aforesaid, the proceeds thereof shall be held by Landlord in accordance with the provisions respecting the Security Deposit under this Section 35, and, in such event, within sixty (60) days after the expiration of the Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return such proceeds to Tenant, less such portion thereof as Landlord may be entitled hereunder to apply to satisfy any Default by Tenant hereunder. In the event that Tenant is in default upon the expiration of the Term and Landlord does not use all of the Security Deposit to cure such default, then, after such default has been cured, Landlord shall return any unused balance of the Security Deposit to Tenant. The use, application or retention of the proceeds of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, and shall not limit any recovery to which Landlord may otherwise be entitled. In the event of the sale or transfer of Landlord’s interest in the Building or the Land, Landlord shall transfer the proceeds of the Letter of Credit to the purchaser or transferee, in which event Tenant shall look only to the purchaser or transferee for the return of the proceeds of the Letter of Credit, and Landlord shall be released from all liability to Tenant for the return of such proceeds.
     B. Transferability. In the event of a sale or transfer of Landlord’s interest in the Building or of the interest of any successor or assign of Landlord, Landlord (or such successor or assign) shall have the right to transfer the Security Deposit to any vendee or transferee and shall thereupon be released automatically from any liability therefor. Tenant shall look solely to the transferee for the return of the Security Deposit. No Mortgagee or purchaser of any or all of the Building at any foreclosure proceeding shall (regardless of whether the Lease is at the time subordinated to the lien of said Mortgage) be liable to Tenant or any other person for any of such Security Deposit, or any other payment made by Tenant hereunder, unless Landlord has actually delivered said deposit or other such sum to such Mortgagee or purchaser. In the event of any rightful and permitted assignment of Tenant’s interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no liability to the assignor with respect to the return of the Security Deposit.
36. HAZARDOUS MATERIALS
     A. Definition. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.
     B. General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of, on, in, under or about the Premises, the Building, or the Land (hereinafter referred to collectively as the “Property”) by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees; provided, however, that Tenant shall be permitted to store and use at the Premises such reasonable quantities of customary office supplies as are used, stored and disposed of in compliance with all applicable laws and regulations. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation, attorneys’, consultants’, and experts’ fees, court costs and amount paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees.
     C. Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or its affiliates, agents, employees, contractors, subtenants, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property or any portion thereof without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to protect Landlord’s interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge, or disposal of any Hazardous Material in, on, or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any laws respecting Hazardous Materials, (iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials, and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant’s use or occupancy thereof.
     D. Survival. The respective rights and obligations of Landlord and Tenant under this Section 38 shall survive the expiration or earlier termination of this Lease.
37. RELOCATION OF TENANT. [Intentionally omitted.]
38. NO RECORDATION.
     Tenant shall not record or attempt to record this Lease or any memorandum hereof in any public records without the prior written approval of Landlord, which may be denied in Landlord’s sole and absolute discretion. In the event that Landlord grants its approval to record this Lease or a memorandum hereof, Tenant shall pay all recordation fees, taxes and charges in connection with such recordation.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS		LANDLORD:

TRIZECHAHN PLAZA WEST LIMITED PARTNERSHIP, a Maryland limited partnership

		By:	TH PLAZA WEST LLC, a Maryland limited liability company, its General Partner

By:	/s/ [illegible signature]		By:	/s/ B P Coulter

			Name:	Brian P. Coulter
			Its:	Vice President

ATTEST		TENANT:
[Corporate Seal]		R-TECH UENO (USA), INC., a DELAWARE corporation

By:	/s/ Ryuji Ueno	By:	/s/ Sachiko Kuno

		Name:	Sachiko Kuno
		Its:	CEO

FIRST AMENDMENT TO OFFICE LEASE
     THIS FIRST AMENDMENT TO OFFICE LEASE (“First Amendment”) is made this 4th day of October, 1999, by and between TRIZECHAHN PLAZA WEST LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”), and R-TECH UENO (USA), INC., a Delaware corporation (“Tenant”).
WITNESSETH:
     WHEREAS, by that certain Office Lease dated September 16, 1998 (the “Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 3,073 square feet of rentable area (the “Original Premises”), known as Suite 348, located on the third (3rd) floor of the building located at 4733 Bethesda Avenue, Bethesda, Maryland (the “Building”), upon the terms and conditions set forth in the Lease;
     WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, an additional 1,240 rentable square feet of space located on the third (3rd) floor of the Building and known as Suite 345 (hereinafter referred to as the “Expansion Space”), upon the terms and conditions hereinafter set forth;
     WHEREAS, the Original Premises and the Expansion Space are hereinafter collectively referred to as the “Premises”; and
     WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their understanding and agreement with regard to the lease of such additional space, and to otherwise amend the Lease, as more particularly set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

     1. Any capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.
     2. The Term of the Lease is hereby extended for the period (such period being hereinafter referred to as the “Extension Period”) commencing on January 1, 2004 (the “Extension Period Commencement Date”) and which Extension Period and the term of the Lease shall expire at midnight on the day preceding the fifth (5th) anniversary of the Expansion Space Commencement Date, as set forth in Section 39 of the Lease, unless earlier terminated pursuant to the provisions of the Lease as modified by the provisions of this First Amendment, or pursuant to law.
     3. Commencing on the Extension Period Commencement Date and continuing thereafter during the Extension Period, Tenant covenants and agrees to pay to Landlord Base Rent for the Original Premises at the rate of Ninety-One Thousand Seven Hundred Twenty-Nine and 05/100 Dollars ($91,729.05) per annum, payable in monthly installments of Seven Thousand Six Hundred Forty-Four and 09/100 Dollars ($7,644.09) for the remainder of the Term of the Lease as extended herein.
     4. The Lease is hereby further amended by adding thereto a new Section 39, to read as follows:
     “39. EXPANSION SPACE.
     A. Term. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, approximately 1,240 square feet of rentable floor area (the ‘Expansion Space’) located on the third (3rd) floor of the Building, which Expansion Space is hereby agreed to be that certain space which is shown on Exhibit F attached hereto and made a part hereof, for a term (the ‘Expansion Space Term’) commencing on the date (the ‘Expansion Space Commencement Date’) on which Landlord notifies Tenant that the Expansion Space Tenant’s Work, as defined in Section 39.B. hereof, is ‘substantially complete’, as defined in Section 39.B. hereof, and continuing through and including the day preceding

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the fifth (5th) anniversary of the Expansion Space Commencement Date, unless earlier terminated pursuant to the provisions of this Lease.
     B. Expansion Space Tenant’s Work. Landlord shall make available for the performance of Expansion Space Tenant’s work, and for the other purposes hereinafter specified, an allowance (the “Expansion Space Tenant Allowance”) in an amount equal to the product of (i) Twenty Dollars ($20.00) multiplied by (ii) the number of rentable square feet comprising the Expansion Space. Landlord shall perform Expansion Space Tenant’s Work and shall pay directly to its general contractor and other service providers and vendors the cost of performing all improvements (“Expansion Space Tenant’s Work”) shown and contemplated by final plans and specifications prepared by Tenant and approved by Landlord (the “Expansion Space Final Plans and Specifications”), including, but not limited to, the cost of all permits and governmental inspections, all architectural and engineering fees, demolition of existing improvements and a fee to Landlord in an amount equal to five percent (5%) of the cost of the Expansion Space Tenant’s Work and any Expansion Space Additional Tenant Work (as hereinafter defined), all of which costs shall be payable out of the Expansion Space Tenant Allowance to the extent that the Expansion Space Tenant Allowance is sufficient for that purpose, and any excess amount of which costs shall be paid by Tenant within thirty (30) days following Tenant’s receipt of an invoice therefor from Landlord.
     Landlord shall solicit bids for the Expansion Space Tenant’s Work from at least three (3) contractors, one (1) of which may be designated by Tenant, if so designated by Tenant within two (2) business days after Landlord’s request therefor (which request may be made verbally).
     Notwithstanding the foregoing, Landlord shall make those improvements to the base building portion of the Premises which are shown on Exhibit G attached hereto and made a part hereof.
     If Tenant shall desire any work to be performed by Landlord in the Premises, other than Expansion Space Tenant’s Work (‘Expansion Space Additional Tenant Work’), all Expansion Space Additional Tenant Work shall be performed in accordance with Section 8 hereof, and at Tenant’s sole expense. Landlord is under no obligation to make any other improvements to the Expansion Space or to any other part of the Premises.
     Expansion Space Tenant’s Work shall be considered ‘substantially complete’ for purposes of the Expansion Space Commencement Date if Landlord has performed or completed substantially all of Expansion Space Tenant’s Work, except (a) punch list items and details of construction, decoration or adjustment which do not substantially interfere with Tenant’s ability to occupy the Expansion Space, or to complete improvements to the Expansion Space to be made by Tenant and/or (b) custom or specialty items requested by Tenant for Expansion Space Tenant’s Work or Expansion Space Additional Tenant Work and other

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items which cannot be completed until said custom or specialty items are delivered, or Expansion Space Tenant’s Work or Expansion Space Additional Tenant Work requiring use of such items is completed.
     C. Expansion Space Base Rent. In addition to the Base Rent for the Premises as set forth in Section 4.A. hereof, commencing on the Expansion Space Commencement Date and continuing thereafter throughout the Expansion Space Term, Tenant covenants and agrees to pay to Landlord Base Rent for Expansion Space in the following amounts (the ‘Expansion Space Base Rent’):

	Expansion Space
Expansion Space	Base Rent Per Square	Expansion Space	Expansion Space
Lease Year	Foot Per Annum	Base Rent	Monthly Base Rent
1	$25.75	$31,930.00	$2,660.83
2	$26.52	$32,884.80	$2,740.40
3	$27.32	$33,876.80	$2,823.07
4	$28.14	$34,893.60	$2,907.80
5	$28.98	$35,935.20	$2,999.60
     An ‘Expansion Space Lease Year’ shall mean that period of twelve (12) consecutive calendar months that commences on the Expansion Space Commencement Date and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as ‘Expansion Space Lease Year 1,’ and each of the following Expansion Space Lease Years shall be similarly numbered for identification purposes. The Expansion Space Base Rent shall be payable at the times and in the manner set forth in this Lease for the payment of Base Rent with respect to the Premises.
     D. Additional Rent. As used in this Section 39, ‘Increased Operating Expenses and Real Estate Tax Expenses’ shall equal the amount by which Operating Expenses and Real Estate Tax Expenses incurred during each Fiscal Year exceed the Operating Expenses and Real Estate Tax Expenses incurred during calendar year 2000. In addition to Tenant’s share of Increased Operating Expenses and Real Estate Tax Expenses payable with respect to the Premises pursuant to Section 5.A. hereof, commencing on the first anniversary of the Expansion Space Commencement Date, for each fiscal year of the Expansion Space Term, Tenant shall pay to Landlord, as additional rent, ‘Tenant’s Share of Increased Operating Expenses and Real Estate Tax Expenses for the Expansion Space’ for the Fiscal Year. ‘Tenant’s Share of Increased Operating Expenses and Real Estate Tax Expenses for the Expansion Space’ shall be that percentage of Increased Operating Expenses and Real Estate Tax Expenses which is the equivalent of the number of square feet of rentable area in the Expansion Space (1,240 on the Expansion Space Commencement Date) divided by the number of square feet of rentable area in the Building (97,815 on the Expansion Space Commencement Date); provided, however, that for the fiscal year during which the Expansion Space Term ends, Tenant’s Share of Increased Real Estate Tax Expenses for the Expansion Space shall be prorated based upon the greater of

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(a) the number of days during such fiscal year that this Lease is in effect, or (b) the number of days that Tenant actually occupies Expansion Space or any portion thereof.
     E. Except as otherwise herein expressly provided, the Expansion Space shall be deemed a part of the Premises for all purposes of this Lease, such that both Landlord and Tenant shall have such respective rights and obligations with respect to Expansion Space as apply to the remainder of the Premises.”
     5. If requested by Landlord at any time during the Expansion Space Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B-l.
     6. Section 3 (captioned “Work Agreement”) of the Lease and Exhibit C (captioned “Office Space Work Agreement”) to the Lease shall not be applicable to the Expansion Space.
     7. Landlord and Tenant represent and warrant to each other that the person signing this First Amendment on its behalf has the requisite authority and power to execute this First Amendment and to thereby bind the party on whose behalf it is being signed.
     8. Landlord and Tenant represent and warrant to each other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this First Amendment. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty by the indemnifying party. Landlord recognizes only Trammell Crow Company, as agent of Tenant, as broker with respect to this First Amendment and agrees to be responsible for the payment of any leasing commission owed to said broker.
     9. EXHIBIT E to the Lease is hereby modified to increase the number of parking spaces Landlord agrees to make available to Tenant from six (6) to eight (8) spaces.
     10. Except as expressly amended and modified herein, all terms, conditions and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any

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conflict between the terms and conditions of the Lease and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall govern and control.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Office Lease as of the day and year first hereinabove written.

LANDLORD

WITNESS:		TRIZECHAHN PLAZA WEST LIMITED PARTNERSHIP, a Maryland limited liability partnership

		By:	TH PLAZA WEST LLC, a Maryland limited liability company, its General Partner

/s/ [illegible signature]		By:	/s/ Holly Davis

		Name:	HOLLY DAVIS
		Its:	VICE PRESIDENT

TENANT

ATTEST:
R-TECH UENO (USA), INC., a Delaware
[Corporate Seal]		corporation

By:	/s/ Ryuji Ueno	By:	/s/ Sachiko Kuno

Name: RYUJI UENO, MD, PH.D.		Name:	SACHIKO KUNO, PH.D.
Its:	PRESIDENT AND COO	Its:	CHAIR AND CEO

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SECOND AMENDMENT TO OFFICE LEASE
     THIS SECOND AMENDMENT TO OFFICE LEASE (“Second Amendment”) is made this 15th day of October, 1999, by and between TRIZECHAHN PLAZA WEST LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”), and R-TECH UENO (USA), INC., a Delaware corporation (“Tenant”).
WITNESSETH:
     WHEREAS, by that certain Office Lease dated September 16, 1998 (the “Original Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 3,073 square feet of rentable area (the “Original Premises”), known as Suite 348, located on the third (3rd) floor of the building located at 4733 Bethesda Avenue, Bethesda, Maryland (the “Building”), upon the terms and conditions set forth in the Lease;
     WHEREAS, by that certain First Amendment to Office Lease dated October 4, 1999 (the “First Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 1,240 rentable square feet of space located on the third (3rd) floor of the Building and known as Suite 345 (the “Expansion Space”), upon the terms and conditions set forth therein;
     WHEREAS, the Original Lease and the First Amendment are hereinafter collectively referred to as the “Lease”;
     WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, an additional 1,394 rentable square feet of space located on the third (3rd) floor of the Building and known as Suite 350 (the “Second Expansion Space”), upon the terms and conditions hereinafter set forth;
     WHEREAS, the Original Premises and the Expansion Space are hereinafter collectively referred to as the “Premises”; and

     WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their understanding and agreement with regard to the lease of such additional space, and to otherwise amend the Lease, as more particularly set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
     1. Any capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.
     2. Paragraph 2 of the First Amendment is hereby deleted and the following provision is substituted in lieu thereof:
“The Term of the Lease is hereby extended for the period (such period being hereinafter referred to as the (‘Extension Period’) commencing on January 1, 2004 (the ‘Extension Period Commencement Date’) and which Extension Period and the term of the Lease shall expire at midnight on the day preceding the fifth (5th) anniversary of the Second Expansion Space Commencement Date, as set forth in Section 40 of the Lease, unless earlier terminated pursuant to the provisions of the Lease as modified by the provisions of this Second Amendment, or pursuant to law.”
     3. Paragraph 3 of the First Amendment is hereby deleted and the following provision is substituted in lieu thereof:
“Commencing on the Extension Period Commencement Date and continuing thereafter during the Extension Period, Tenant covenants and agrees to pay to Landlord (i) Base Rent for the Original Premises at the rate of Ninety-One Thousand Seven Hundred Twenty-Nine and 05/100 Dollars ($91,729.05) per annum, payable in monthly installments of Seven Thousand Six Hundred Forty-Four and 09/100 Dollars ($7,644.09) for the remainder of the Term of the Lease as extended herein, and (ii) Expansion Space Base Rent for the Expansion Space at the rate of Thirty-Five Thousand Nine Hundred Thirty-Five and 20/100 Dollars ($35,935.20) per annum, payable in monthly installments of Two Thousand Nine Hundred Ninety-Nine and 60/100 Dollars ($2,999.60) for the remainder of the Term of the Lease as extended herein.”

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     4. The Lease is hereby further amended by adding thereto a new Section 40, to read as follows:
“40. SECOND EXPANSION SPACE
     A. Term. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, approximately 1,394 square feet of rentable floor area (the ‘Second Expansion Space’) located on the third (3rd) floor of the Building and known as Suite 350, which Expansion Space is hereby agreed to be that certain space which is shown on Exhibit H attached hereto and made a part hereof, for a term (the ‘Second Expansion Space Term’) commencing on the date (the ‘Second Expansion Space Commencement Date’) on which Landlord notifies Tenant that the Second Expansion Space Tenant’s Work, as defined in Section 40.B. hereof, is ‘substantially complete’, as defined in Section 40.B. hereof, and continuing through and including the day preceding the fifth (5th) anniversary of the Second Expansion Space Commencement Date, unless earlier terminated pursuant to the provisions of this Lease.
     B. Second Expansion Space Tenant’s Work. Landlord shall make available for the performance of Second Expansion Space Tenant’s Work, and for the other purposes hereinafter specified, an allowance (the “Second Expansion Space Tenant Allowance”) in an amount equal to the product of (i) Fourteen Dollars ($14.00) multiplied by (ii) the number of rentable square feet comprising the Second Expansion Space. Landlord shall perform Second Expansion Space Tenant’s Work and shall pay directly to its general contractor and other service providers and vendors the cost of performing all improvements (“Second Expansion Space Tenant’s Work”) shown and contemplated by final plans and specifications prepared by Tenant and approved by Landlord (the “Second Expansion Space Final Plans and Specifications”), including, but not limited to, the cost of all permits and governmental inspections, all architectural and engineering fees, demolition of existing improvements and a fee to Landlord in an amount equal to three percent (3%) of the cost of the Second Expansion Space Tenant’s Work and any Second Expansion Space Additional Tenant Work (as hereinafter defined), all of which costs shall be payable out of the Second Expansion Space Tenant Allowance to the extent that the Second Expansion Space Tenant Allowance is sufficient for that purpose, and any excess amount of which costs shall be paid by Tenant within thirty (30) days following Tenant’s receipt of an invoice therefor from Landlord.
     Landlord shall solicit bids for the second Expansion Space Tenant’s Work from at least three (3) contractors, one (1) of which may be designated by Tenant, if so designated by Tenant within two (2) business days after Landlord’s request therefor (which request may be made verbally).
     If Tenant shall desire any work to be performed by Landlord in the Premises, other than Second Expansion Space Tenant’s Work (‘Second

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Expansion Space Additional Tenant Work’), all Second Expansion Space Additional Tenant Work shall be performed in accordance with Section 8 hereof, and at Tenant’s sole expense. Landlord is under no obligation to make any other improvements to the Second Expansion Space or to any other part of the Premises.
     Second Expansion Space Tenant’s Work shall be considered ‘substantially complete’ for purposes of the Second Expansion Space Commencement Date if Landlord has performed or completed substantially all of Second Expansion Space Tenant’s Work, except (a) punch list items and details of construction, decoration or adjustment which do not substantially interfere with Tenant’s ability to occupy the Second Expansion Space, or to complete improvements to the Second Expansion Space to be made by Tenant and/or (b) custom or specialty items requested by Tenant for Second Expansion Space Tenant’s Work or Second Expansion Space Additional Tenant Work and other items which cannot be completed until said custom or specialty items are delivered, or Second Expansion Space Tenant’s Work or Second Expansion Space Additional Tenant Work requiring use of such items is completed.
     C. Second Expansion Space Base Rent. In addition to the Base Rent for the Original Premises as set forth in Section 4.A. hereof and the Expansion Space Base Rent for the Expansion Space as set forth in Section 39.C. hereof, commencing on the Second Expansion Space Commencement Date and continuing thereafter throughout the Second Expansion Space Term, Tenant covenants and agrees to pay to Landlord Base Rent for Second Expansion Space in the following amounts (the ‘Second Expansion Space Base Rent’):

	Second
Second	Expansion Space	Second	Second
Expansion Space	Base Rent Per Square	Expansion Space	Expansion Space
Lease Year	Foot Per Annum	Base Rent	Monthly Base Rent
1	$27.00	$37,638.00	$3,136.50
2	$27.81	$38,767.14	$3,230.60
3	28.64	$39,924.16	$3,327.01
4	$29.50	$41,123.00	$3,426.92
5	$30.39	$42,363.66	$3,530.31
     A ‘Second Expansion Space Lease Year’ shall mean that period of twelve (12) consecutive calendar months that commences on the Second Expansion Space Commencement Date and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as ‘Second Expansion Space Lease Year 1,’ and each of the following Second Expansion Space Lease Years shall be similarly numbered for identification purposes. The Second Expansion Space Base Rent shall be payable at the times and in the manner set forth in this Lease for the payment of Base Rent with respect to the Premises.

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     D. Additional Rent. As used in this Section 40, ‘Increased Operating Expenses and Real Estate Tax Expenses’ shall equal the amount by which Operating Expenses and Real Estate Tax Expenses incurred during each Fiscal Year exceed the Operating Expenses and Real Estate Tax Expenses incurred during calendar year 2000. In addition to Tenant’s Share of Increased Operating Expenses and Real Estate Tax Expenses payable with respect to the Premises pursuant to Section 5.A. hereof and Tenant’s Share of Increased Operating Expenses and Real Estate Tax Expenses for the Expansion Space pursuant to Section 39.D. hereof, commencing on the first anniversary of the Second Expansion Space Commencement Date, for each fiscal year of the Second Expansion Space Term, Tenant shall pay to Landlord, as additional rent, ‘Tenant’s Share of Increased Operating Expenses and Real Estate Tax Expenses for the Second Expansion Space’ for the Fiscal Year. ‘Tenant’s Share of Increased Operating Expenses and Real Estate Tax Expenses for the Second Expansion Space’ shall be that percentage of Increased Operating Expenses and Real Estate Tax Expenses which is the equivalent of the number of square feet of rentable area in the Second Expansion Space (1,394 on the Second Expansion Space Commencement Date) divided by the number of square feet of rentable area in the Building (97,815 on the Second Expansion Space Commencement Date); provided, however, that for the fiscal year during which the Second Expansion Space Term ends, Tenant’s Share of Increased Real Estate Tax Expenses for the Second Expansion Space shall be prorated based upon the greater of (a) the number of days during such fiscal year that this Lease is in effect, or (b) the number of days that Tenant actually occupies the Second Expansion Space or any portion thereof.
     E. Except as otherwise herein expressly provided, the Second Expansion Space shall be deemed a part of the Premises for all purposes of this Lease, such that both Landlord and Tenant shall have such respective rights and obligations with respect to the Second Expansion Space as apply to the remainder of the Premises.”
     5. If requested by Landlord at any time during the Second Expansion Space Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B-2.
     6. Sections 3 (captioned “Work Agreement”) and 39.B (captioned “Expansion Space Tenant’s Work”) of the Lease and Exhibits C (captioned “Office Space Work Agreement”) and G (captioned “Improvements to the Base Building Portion of the Premises”) to the Lease shall not be applicable to the Second Expansion Space.

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     7. Landlord and Tenant represent and warrant to each other that the person signing this Second Amendment on its behalf has the requisite authority and power to execute this Second Amendment and to thereby bind the party on whose behalf it is being signed.
     8. Landlord and Tenant represent and warrant to each other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Second Amendment. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty by the indemnifying party. Landlord recognizes only Trammell Crow Company, as agent of Tenant, as broker with respect to this Second Amendment and agrees to be responsible for the payment of any leasing commission owed to said broker.
     9. Exhibit E to the Lease is hereby amended to increase the number of parking spaces Landlord agrees to make available to Tenant thereunder to eleven (11) such parking spaces.
     10. Except as expressly amended and modified herein, all terms, conditions and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall govern and control.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Office Lease as of the day and year first hereinabove written.

LANDLORD

WITNESS:		TRIZECHAHN PLAZA WEST LIMITED
PARTNERSHIP, a Maryland limited liability
partnership

		By:	TH PLAZA WEST LLC, a Maryland limited
liability company, its General Partner

/s/ [illegible signature]		By:	/s/ Holly Davis

		Name:	Holly Davis

		Its:	Vice President

TENANT
ATTEST:
R-TECH UENO (USA), INC., a Delaware
[Corporate Seal]		corporation

By:	/s/ Ryuji Ueno	By:	/s/ Sachiko Kuno

Name:	RYUJI UENO	Name:	SACHIKO KUNO
Its:	PRESIDENT AND COO	Its:	CHAIR AND CEO

7

THIRD AMENDMENT
TO LEASE
     This THIRD AMENDMENT TO LEASE (this “Third Amendment”) is entered into this 9th day of August 2004, by and between Plaza West Limited Partnership, a Maryland limited partnership (“Landlord”) and Sucampo Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).
     WHEREAS, R-Tech Ueno (USA), Inc., a Delaware corporation (“R-Tech”) and Trizechahn Plaza West Limited Partnership, a Maryland limited partnership (“Trizec”) entered into that certain Lease dated September 16, 1998 (the “Original Lease”) pursuant to which R-Tech leased certain premises in the office building located at 4733 Bethesda Avenue in Bethesda, Maryland (the “Building”) on the third floor of the Building known as Suite 348 (the “Original Premises”) pursuant to the terms set forth in such Original Lease.
     WHEREAS, R-Tech and Trizec entered into that certain First Amendment to Office Lease dated October 4, 1999 (the “First Amendment”) pursuant to which R-Tech leased certain premises in the Building consisting of 1,240 rentable square feet on the 3rd floor known as Suite 345 (the “First Expansion Space”) pursuant to the terms set forth in such First Amendment;
     WHEREAS, R-Tech and Trizec entered into that certain Second Amendment to Office Lease dated October 15, 1999 (the “Second Amendment”) pursuant to which R-Tech leased certain premises on the 3rd floor of the Building known as Suite 350 (the “Second Expansion Space”) pursuant to the terms set forth in the Second Amendment;
     WHEREAS, pursuant to a certain sublease agreement between Tenant and Equity Residential Properties Trust, Tenant occupied certain premises on the 4th floor of the Building known as Suite 450 (the “Third Expansion Space”) which Tenant now occupies pursuant to a license set forth in a letter from Landlord dated January 22, 2004;
     WHEREAS, pursuant to a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of R-Tech Ueno (USA), Inc., dated as of September 4, 2002, R-Tech changed its name to “Sucampo Pharmaceuticals, Inc.,”’
     WHEREAS, Landlord has succeeded to the interest of Trizec in the Building;
     WHEREAS, by way of this Third Amendment, Landlord and Tenant wish to further amend the Original Lease pursuant to the terms set forth below (the Original Lease as amended by the First Amendment, the Second Amendment and this Third Amendment, collectively, the “Lease”).
     NOW, THEREFORE, in consideration of the mutual promises herein contained and Ten Dollars ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
     1. Recitals Incorporated; Capitalized Terms. The foregoing recitals are hereby incorporated as a substantive portion of this Third Amendment as if fully set forth herein. All

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capitalized terms used but not defined in this Third Amendment shall have the meaning ascribed to them in the Original Lease.
2.	Amendments. The lease is hereby amended as follows:
a.	Premises.
(i)	Effective upon the date hereof, the “Premises” as defined in Section 1(P) of the Original Lease shall include those certain premises consisting of 918 rentable square feet located on the fourth floor of the Building as shown on Exhibit A hereto (the “Fourth Expansion Space”) and the Third Expansion Space. No rent shall be due from Tenant to Landlord for occupancy of the Fourth Expansion Space until November 19, 2004.
(ii)	Effective November 18, 2004, Tenant’s lease of the First Expansion Space shall expire and Tenant shall no longer have any rights with respect to the First Expansion Space and Tenant shall return possession of the First Expansion Space to Landlord as required by the terms of the First Amendment and the Original Lease.
(iii)	As a result of the additions and deletions of portions of the Premises as described in this Section 2, effective November 19, 2004, the Premises shall consist of the Original Premises (Suite 348, 3,052 rentable square feet); the Second Expansion Space (Suite 350, 1,162 rentable square feet); the Third Expansion Space (Suite 450, 6,034 rentable square feet); and the Fourth Expansion Space (918 rentable square feet) for a total of 11,166 rentable square feet.
b.	Rent. Effective August 1, 2004, the Base Rent payable for the Third Expansion Space shall be Thirty Dollars ($30.00) per rentable square foot or One Hundred Eighty One Thousand Twenty Dollars ($181,020.00) per year payable in equal installments of Fifteen Thousand Eighty-Five Dollars ($15,085.00) per month in advance.

Effective November 19, 2004, Base Rent payable for the entirety of the Premises shall be Twenty-Eight and 50/100 Dollars ($28.50) per rentable square foot per annum, and shall increase on each anniversary of November 19, 2004, with the resulting Base Rent being one hundred and three percent (103%) of the Base Rent then in effect. As such, based on the entirety of the Premises constituting 11,166 rentable square feet, the Base Rent shall be Three Hundred Eighteen Thousand Two Hundred Thirty-One Dollars ($318,231.00) per year payable in equal monthly installments of Twenty-Six Thousand Five Hundred Nineteen and 25/100

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Dollars ($26,519.25) payable pursuant to the terms of the Original Lease as follows:

		Monthly
Lease Year	Base Rent PSF	Base Rent	Annual Rent
11/19/04 - 11/18/05	$28.50	$26,519.25	$318,231.00
11/19/05 - 11/18/06	$29.36	$27,319.48	$327,833.76
11/19/06 - 11/18/07	$30.24	$28,138.32	$337,659.84
11/19/07 - 11/18/08	$31.14	$28,975.77	$347,709.24
11/19/08 - 11/18/09	$32.08	$29,850.44	$358,205.28
c.	Term. Section 2A of the Lease is hereby revised so that the “Lease Expiration Date” shall be November 18, 2009.
d.	Operating and Real Estate Tax Expenses.
(i)	Section 5(B) of the Lease is revised so that, effective as of the date hereof, “Tenant’s Share of Increased Operating Expenses” and “Tenant’s Share of Increased Real Estate Tax Expenses” shall be 11.42% (11,166 rentable square feet in the Premises/97,815 rentable square feet in the Building)
(ii)	Section 1(B) is hereby revised to be Calendar Year 2005 and Tenant’s obligation to pay Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses shall commence on November 19, 2005.
e.	Tenant Improvements. Tenant shall occupy the Premises in its current “as is” condition except that Landlord shall perform improvements to the Fourth Expansion Space pursuant to the Work Agreement attached hereto as Exhibit B, so that the improvements in the Fourth Expansion Space are consistent with the quality and design of the Improvement’s in the Third Expansion Space.
f.	Advance Rent. Simultaneously with the execution of this Third Amendment by Tenant, Tenant shall deposit with Landlord the sum of Twenty-Six Thousand Five Hundred Nineteen and 25/100 ($26,519.25) as a deposit to be applied toward the first installment of Base Rent due hereunder.
g.	Assignment and Subletting. In addition to the rights granted to Tenant under Section 23 of the Original Lease, so long as Tenant is not in default hereunder, Tenant may, upon thirty (30) days prior notice to Landlord but without Landlord’s consent, sublease or assign all or any portion of the Premises to any Qualified Tenant Affiliate (as hereafter defined) without the application of Section 23(B) or 23(D)(1) of the Original Lease. A

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“Qualified Tenant Affiliate” is deemed to mean any entity which shall control, be controlled by or be under common control with Tenant or which results from a merger or consolidation with Tenant or succeeds to all or substantially all of the assets of Tenant.
h.	Rights of First Offer. Tenant shall have a continuing right of first offer from time to time during the Term, to lease any rentable space on the third (3rd) or fourth (4th) floor of the Building (any of such space being the “Option Space”) following the vacation of such Option Space by the then current tenant of such space, subject to the prior rights described below, and subject to and in accordance with the following terms and conditions:
(i)	Notice. Upon Landlord becoming aware that any Option Space may, will or has become available (such as Landlord being advised in writing by a current tenant of any Option Space that such tenant will not renew or has terminated its lease of the Option Space), Landlord shall notify Tenant of the anticipated availability of such Option Space (“Landlord’s Available Space Notice”), which notice shall identify the anticipated availability date thereof, the base rent therefor (which shall be the Current Market Rent, as hereinafter defined) and all other terms and conditions on which Landlord would lease such Option Space to Tenant. As used herein, “Current Market Rent” shall mean the prevailing fair market rent as of the commencement of the lease of the Option Space for comparable office space for a comparable term on a full service basis, for a tenant of creditworthiness comparable to that of Tenant in other comparable office buildings of the same quality, size and level of finish in Bethesda, Maryland leasing non-sublease, non-encumbered space, and taking into account all relevant factors including, without limitation, the size of the Tenant’s space; the term of the extension period; brokerage fees; types and amounts of escalations and rent steps; base year and pass through of real estate taxes and operating expenses, the absence of “down-time” and once hundred percent (100%) of then market concessions such as tenant allowances, inducements, cash payments, and rental abatement periods, if any.
(ii)	Tenant Response. Tenant shall have a period of twenty (20) business days following receipt of Landlord’s Available Space Notice to notify Landlord in writing of its decision to either exercise its option on the Option Space or dispute the Current Market Rent set forth in Landlord’s Available Space Notice. If Tenant elects to dispute the Current Market Rent set forth in Landlord’s Available Space Notice, Tenant and Landlord agree to negotiate in good faith for a period of ten (10) days from the date of Landlord’s receipt of Tenant’s notice of dispute to attempt to reach agreement with respect to Current Market Rent for the

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Option Space. If Landlord and Tenant fail to reach agreement on the Current Market Rent by the end of the ten-day negotiating period, on or before the date that is three (3) days after the end of the negotiating period, Tenant must deliver to Landlord notice of its decision to either (i) exercise the Renewal Option pursuant to the terms set forth in Landlord’s initial Available Space Notice; (ii) decline to lease the Option Space; or (iii) elect to lease the Option Space with the Current Market Rent to be determined by the “Three-Broker Method” (as defined below). If Tenant elects to lease the Option Space with the Current Market Rent to be determined by the Three Broker Method, then the rent for such Option Space shall be determined in accordance with the following procedure (the “Three-Broker Method”): Landlord and Tenant shall each appoint one real estate broker, and the two brokers so appointed shall select a third broker. The real estate brokers shall each be licensed in the State of Maryland, specializing in the field of commercial real estate in the Bethesda, Maryland area, having no less than ten (10) years experience in such field, unaffiliated with either Landlord or Tenant, and recognized as ethical and reputable within their field. Landlord and Tenant agree to make their appointments within ten (10) days after Landlord’s receipt of Tenant’s notice of its selection of the Three-Broker Method, or sooner if mutually agreed upon. The two brokers selected by Landlord and Tenant shall promptly select a third broker, within ten (10) days after they both have been appointed, and each broker, within (30) days after the third broker is selected, shall submit his or her determination of the Current Market Rent. The Current Market Rent for Tenant’s occupancy of the Option Space shall be the mean of the two closest Current Market Rent determinations by the appointed brokers. Each party shall bear the cost of its appointed broker and shall share equally the cost of the third broker. If Tenant exercises its option to lease any Option Space in accordance with the terms, covenants and conditions set forth herein, within thirty (30) days of Landlord’s request therefor, Landlord and Tenant shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to Tenant’s occupancy of the Option Space as determined in accordance with this Lease. If Tenant declines to exercise the right of first offer contained in this Section 2(h) or if Tenant fails to timely respond to Landlord’s Available Space Notice, then Tenant’s right of first offer for the Option Space shall be null and void.

Tenant may lease the entirety, but not merely a portion, of the Option Space being offered by Landlord. In the event that Tenant does not timely notify Landlord that Tenant desires to lease the Option Space, then Landlord shall be free to lease such Option

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Space to any other party on such terms and conditions as Landlord in its sole discretion may determine.
(iii)	Delivery of Option Space. If Tenant elects to lease any Option Space under this Section 2(h), Landlord shall deliver possession of same to Tenant promptly after the date on which the Option Space is vacated by the prior tenant thereof on an as-is where-is basis, and the term of Tenant’s leasing of such Option Space (and Tenant’s obligation to commence paying rent therefor) shall commence on such delivery date and the term with respect to such Option Space shall be coterminous with the Term for the Premises and all of the other terms and conditions of this Lease shall apply to such Option Space (except as otherwise set forth in Landlord’s Available Space Notice or agreed to by the parties). Landlord shall incur no liability, and the expiration date of the term for which the Option Space is so leased shall not be extended, if Landlord is unable to deliver possession of the Option Space to Tenant due to any holdover tenant’s refusal to vacate same, or for any other reason.
(iv)	Effect of Default. Notwithstanding anything in the Lease to the contrary, if a default exists at the time Landlord would otherwise deliver Landlord’s Available Space Notice (or in the twelve (12) months preceding the time that Landlord would otherwise deliver same), at the time Tenant elects to lease any Option Space, or on the day prior to the commencement of the Lease with respect to the Option Space under this Section 2(h), then at Landlord’s election, Tenant shall have no right to lease the applicable Option Space.
(v)	Subject to Prior Rights. Notwithstanding anything in this Lease to the contrary, Tenant’s rights under Section 2(h) are subject and subordinate to all renewal, first offer, first refusal or expansion and/or similar option or rights of any other tenant in the Building that may now exist as of the date hereof, which are set forth on Exhibit C hereto.
i.	No Modification. Except as modified by the express terms of this Third Amendment, the terms, provisions, conditions and requirements of the Original Lease, as modified by the First Amendment and Second Amendment, remain in full force and effect.
j.	Entire Agreement. This Third Amendment together with the First Amendment, Second Amendment and the Original Lease, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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k.	Inapplicable Provisions. Landlord having satisfied is obligations thereunder, Section 3 and of the Original Lease and the Work Agreement contained in Exhibit C of the Original Lease shall not be applicable to the Third Expansion Space or the Fourth Expansion Space.
l.	Notices and Rent Payment Address.
(i)	Effective as of the date hereof, the notice addresses of the parties are as follows:

If to Landlord:	Plaza West Limited Partnership
c/o Perseus Realty
2099 Pennsylvania Avenue, NW, Suite 975
Washington, DC 20036
Attn: Mr. Robert Cohen

with a copy to:	Powell, Goldstein, Frazer & Murphy LLP
1001 Pennsylvania Avenue, NW, Suite 600
Washington, DC 20004
Attention: Peter W. Segal, Esq.

And with a copy to:	CB Richard Ellis
555 11th Street, NW, Suite 300
Washington, DC 20004
Attn: Property Manager

If to Tenant:	At the Premises
Attention: Sachiko Kuno, PhD
(ii)	Rent Payment Address. Tenant shall send payments of Base Rent and additional rent hereunder to Landlord at the following address:

c/o Plaza West Limited Partnership P.O. Box 890656 Charlotte, NC 28289-0656
     Landlord may, upon ten (10) days prior written notice to Tenant, designate a new address to which all payments of Base Rent and additional rent hereunder shall be sent.
m.	Brokers. Landlord and Tenant each represent and warrant to each other that neither it nor its officers or agents, nor anyone acting on its behalf, has dealt with any real estate broker other than CB Richard Ellis, Inc. on behalf of Landlord and Newmark of Washington, DC, LLC on behalf of Tenant (collectively, the “Brokers”) in the negotiating or making of this Lease, and Landlord and Tenant shall indemnify each other and the indemnified party’s agents, employees, partners, directors, shareholders

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and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys fees and costs, incurred by the indemnified party in conjunction with any such claim or claims of any broker or brokers other than Brokers claiming to have interested Tenant in the Building or the Premises or claiming to have caused Landlord or Tenant to enter into this Third Amendment. Landlord shall pay to Brokers any leasing commission due Brokers in connection with this Third Amendment and in accordance with, and subject to the terms, covenants and conditions of a separate written commission agreement, if any, between Landlord and Brokers.
n.	Miscellaneous. The captions and underlining of specific words herein are for convenience of reference only and shall not define, limit or expand the meaning of the provisions of this Third Amendment. The terms and conditions set forth in this Third Amendment are the product of joint draftsmanship by both parties, each being represented by counsel, and any ambiguities in this Third Amendment cannot be construed against any one party based solely upon a presumption of authorship. This Third Amendment may be executed in one or ore counterparts, which counterparts, when each party has signed at last one (1) counterpart hereof, shall constitute one and the same instrument. This Third Amendment shall be governed and construed in accordance with the laws of the State of Maryland. Landlord and Tenant hereby waive their right to a trial by jury in any action, proceeding or counterclaim brought by any of such parties hereto against the other in respect of any matter whatsoever arising out of or in any way connected with this Third Amendment, the Lease or the relationship of Landlord and Tenant hereunder. Neither Landlord nor Tenant shall record this Third Amendment or any memorandum thereof.
o.	Authority. Landlord and Tenant represent and warrant to each other that the person signing this Third Amendment on its behalf has the requisite authority and power to execute this Third Amendment and to thereby bind the party on whose behalf it is being signed. Simultaneously with execution of this Third Amendment, Tenant will provide written evidence of the foregoing.
[Signatures Continue on Following Page]

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     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date and year first above written.

WITNESS/ATTEST:		LANDLORD:

PLAZA WEST LIMITED PARTNERSHIP, a Maryland limited partnership

		By:	PLAZA WEST, LLC, a Maryland limited liability company, its general partner

By:	/s/ [illegible signature]	By:	/s/ Robert L. Cohen	(SEAL)
Name: Robert L. Cohen
Title: Managing Member

WITNESS/ATTEST:		TENANT:

SUCAMPO PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ [illegible signature]	By:	/s/ Sachiko Kuno	(SEAL)
Name: Sachiko Kuno, Ph.D.
Title: Chief Executive Officer

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